                            PNC BANK CODE OF ETHICS

     Honesty, integrity and fairness are some of the qualities that have marked the organizations and employees that have joined together to become PNC Bank.
Certainly, that we operate in this manner is not by chanceour clients demand it of us, for our shareholders it is an imperative, and the law requires it of us.
While these are all compelling reasons, I believe we conduct ourselves in an ethical manner, first and foremost. because we know it is simply the right thing to do.

     This PNC Bank Code of Ethics, a revision of an earlier version, reflects the values of PNC Bank and stands as a statement and reminder for all of us as to what we believe in at PNC Bank.

     In the rapidly changing, highly competitive business world, there are times when the appropriate course of action may not be clear. There can be many options and alternative methods for conducting business. While our common sense and good judgment can generally provide the guidance we require to enable us to do the right thing, the standards included in the Code have been designed to help you deal with situations you may encounter.

     Please review the PVC Bank Code of Ethics. You can discuss areas of concern with your supervisor or contact any of the individuals noted in the Code whose responsibility it is to help you through these matters.

     All of us need to adhere to the Code's principles. Through proper business behavior, PNC Bank will maintain the high level of trust we enjoy with our clients and communities and continue to be successful. We must always strive to do the right thing, for there is no compromise.

                                        /s/ JAMES E. ROHR
                                        -----------------
                                        James E. Rohr
                                        President & Chief Executive Officer

                                  INTRODUCTION

     The PNC Bank Code of Ethics ("Code") conveys key information to assist you in discharging your responsibilities on behalf of PNC Bank Corp. and its subsidiaries ("PNC Bank" or "PNC") in an ethical and legally proper manner.

     The PNC Code of Ethics (formerly known as the Guidelines for Corporate
Conduct at PNC Bank) is based on the principles that PNC Bank believes in:

     o    We conduct business with the highest ethical standards;

     o    We obey the law;

     o    We follow the policies and procedures of PNC Bank;

     o    We maintain confidentiality;

     o    We have a work environment that is fair and bias-free; and

     o    We are honest and trustworthy.

     The Code applies to all employees and directors as well as to agents when acting on behalf of PNC. Certain provisions of the Code also apply to others
(such as family members).

     Supervisors and managers should help their staff understand and apply the above principles and comply with the standards in the Code.

     The conduct of each of us reflects on our organization and affects how we are perceived. Whether inside or outside of work your personal conduct should be an asset to PNC Bank.

     Use your good judgment, follow the standards set forth in the Code, and report your concerns as provided in the Code. By doing so, we can ensure that
PNC Bank continues to stand for honesty, integrity and fairness.

                               TABLE OF CONTENTS

CODE OF ETHICS
        Chairman's Message
        Introduction

TABLE OF CONTENTS                                                       NUMBER
-----------------                                                       ------

RESPONSIBILITIES                                                        1.00
        Administration                                                  1.01
        Notifications Approvals                                         1.02
        Reporting Procedures                                            1.03
        Key Contacts                                                    1.04
        Exceptions/Question                                             1.05
        Enforcement                                                     1.06
        Written Acknowledgement                                         1.07
STANDARDS OF CONDUCT                                                    2.00
        Confidentiality                                                 2.01
        Insider Trading                                                 2.02
        Clients' Property                                               2.03
        Corporate Property                                              2.04
           Inventions                                                   2.04
        Conflicts of Interest                                           2.05
           Gifts and Entertainment                                      2.05.1
           Gifts to Public Officials                                    2.05.2
           Borrowing from Clients or Suppliers Lending                  2.05.3
           Self-Dealing                                                 2.05.4
           Sales/Purchases of Property and Services to/from Employees   2.05.5
           Dealing with Suppliers                                       2.05.6
           Inheritances: Fiduciary Compensation and Fees for
             Personal Services                                          2.05.7
           Use of Position or Authority                                 2.05.8
           Outside Activities                                           2.05.9
                -- Other Employment                                     2.05.9A
                -- Officer or Directorships                             2.05.9B
                Public Office                                           2.05.10
                Expert Witnesses                                        2.05.11
           Insider Lending                                              2.05.12
           Interest on Deposits of Directors, Officers, Attorneys,
             and Employees                                              2.05.13
           Sales/Purchases of Property and Services to/from
             Non-Officer Directors                                      2.05.14
        Discrimination, Bias and Harassment                             2.06
           Equal Employment Opportunity Policy                          2.06.1
           Bias and Harassment                                          2.06.2
           Sexual Harassment                                            2.06.3
        Antitrust                                                       2.07
        Fair Competition                                                2.08
        Personal Responsibilities of Employees                          2.09
           Drug Abuse                                                   2.09.1
           Alcohol Abuse                                                2.09.2
           Personal Finances                                            2.09.3
           Solicitation                                                 2.09.4
        Political Contributions                                         2.10
        Lobbying                                                        2.11
        Other Matters                                                   2.12

TABLE OF CONTENTS                                                    NUMBER
-----------------                                                    ------

        Media Inquiries                                              2.13
        Recordkeeping                                                2.14
        Accounting Practices/Foreign Corrupt Practices Act           2.15
        Bank Secrecy/Money Laundering Control Act                    2.16
        Community Reinvestment Act/Fair Lending                      2.17
        Safety, Health and Environment                               2.18

EXHIBITS:
Forms                                                                Exhibit I
Notification/Approval Form                                           Exhibit 1-A
Form for Approval to Serve At the Request of PNC                     Exhibit 1-B
Policies
        Insider Trading Policy                                       Exhibit
        Drug Abuse Policy Summary                                    Exhibit
        Electronic Media Policy                                      Exhibit
        Customer Information Privacy Principles                      Exhibit
        Stock Ownership Policy                                       Exhibit
        Policy for Employee's Holding Director and Officer
          Positions in Outside Profit and Non-Profit Organizations   Exhibit
        Public Office Policy                                         Exhibit
Key Contacts and Reference Guide                                     Addendum

1.00                           RESPONSIBILITIES

                                 As part of your responsibilities, you must:

                                   o  Understand and comply with the Code, other
                                      PNC policies and procedures, and
                                      applicable laws and regulations:

                                   o  Provide the required notifications and
                                      obtain the necessary approvals in
                                      accordance with the Code: and

                                   o  Report any possible violations of the Code
                                      of which you are aware.

                                 You are not permitted to act in a way that
                                 violates the Code. Businesses or departments
                                 may have supplemental policies or procedures
                                 with which employees also must comply.

1.01 ADMINISTRATION            The PNC Code of Ethics is administered by PVC's
                               Director of Compliance or a designee (referred to
                               in the Code as "Director of Compliance"). A PNC
                               Code of Ethics Policy Committee ("Ethics Policy
                               Committee") has been established to determine
                               policy issues relating to the Code, oversee
                               resolution of major ethical issues, and receive
                               and review reports relating to the Code's
                               administration.

1.02 NOTIFICATIONS/APPROVALS   You should become familiar with the following
                               situations in the Code that require you to
                               provide notification or obtain prior approval.

o  Insider Trading                                                  2.02/Exhibit
o  Corporate Property                                                        2.0
      -- Inventions                                                          2.0
o  Conflicts of Interest                                                     2.0
o  Gifts and Entertainment                                                  2.05
o  Gifts to Public Officials                                                2.05
o  Inheritances: Fiduciary Compensation and Fees for
     Personal Services                                                      2.05
o  Outside Activities                                                       2.05
      --  Other Employment                                                2.05.9
      --  Officer or Directorships                               2.05.9B/Exhibit
o  Expert Witnesses                                                       2.05.1
o  Antitrust                                                                 2.0
o  Fair Competition                                                          2.0
o  Political Contributions                                                   2.1

                               You can provide notification or obtain approval
                               either (i) by contacting the Director of
                               Compliance or (ii) through submission of the Code
                               of Ethics Notification/Approval Form
                               ("Notification/Approval Form") to your supervisor
                               and Human Resources ("HR") representative, as
                               designated in the Code. A sample of the
                               Notification/Approval Form is attached as Exhibit
                               I; the form is available via Lotus Notes PNC s
                               Intraweb at http://www.intranet.pncbank.com or
                               from your Human Resources Department.

                                 If employees have any questions regarding how
                                 to provide notification or obtain approval they
                                 should contact their HR representative.
                                 Directors and agents should contact the
                                 Director of Compliance regarding notifications
                                 or approvals, questions or any other matters
                                 under the Code.

1.03 REPORTING PROCEDURES      Reports of any possible violations of the Code,
                               including dishonest or fraudulent acts, or
                               questions or concerns regarding matters covered
                               by the Code, should be made immediately to any of
                               the following people:
                                   o  Your supervisor;
                                   o  Your HR representative;
                                   o  The Security Services representative;
                                   o  The Director of Compliance; or
                                   o  The General Counsel.

                                 You have been provided with several alternative
                                 people to whom you can report a possible
                                 violation so that you can choose a person with
                                 whom you feel comfortable. You may make an
                                 anonymous report if you wish.

                                 Note: Any supervisor who receives a report of a
                                 possible violation should refer it immediately
                                 to the HR representative, the Security Services
                                 representative, the Director or Compliance, or
                                 the General Counsel.

                                 When you report a possible violation. you will
                                 be protected from any employment
                                 discrimination, retaliation, or retribution for
                                 good faith reporting.

1.04 KEY CONTRACTS             HR representatives, the Security Services
                               representative, the Director Contacts of
                               Compliance, the General Counsel and others
                               referenced in the Code are Key Contacts to assist
                               you on Code matters for PNC. Their telephone
                               numbers can be found in the Key Contacts and
                               Reference Guide attached as an Addendum to the
                               Code, on PNC's intraweb at
                               http://www.intranet.pncbank.com, or through
                               Office Vision at BB CRPNEWS.

1.06 EXCEPTIONS/QUESTIONS      Exceptions to the Code and certain approvals will
                               need to be made by the Questions Ethics Policy
                               Committee. If you would like to ask for an
                               exception or have a question about any part of
                               the Code, you should first discuss it with your
                               supervisor and your HR representative who will
                               process your request, or you may contact the
                               Director of Compliance. The Director of
                               Compliance, as appropriate, will present requests
                               for exceptions or approvals to the Ethics Policy
                               Committee.

1.06 ENFORCEMENT               If an employee violates the Code, PNC polities
                               and procedures or any applicable laws or
                               regulations, the employee may be subject to

                                 disciplinary action, which tray include
                                 termination of employment Violation of laws
                                 could also result in legal proceedings and
                                 penalties, including, in some circumstance,
                                 criminal penalties.

                               You are required to cooperate fully with
                               investigations, audits, monitoring procedures,
                               and other inquiries regarding Code matters,
                               including requests to provide documentation.
                               Refusal to comply may result in disciplinary
                               action, which may include termination of
                               employment.

1.07 WRITTEN ACKNOWLEDGEMENT   When you are hired, and at certain times during
                               your employment, you will be required to sign a
                               written acknowledgment certifying that you have
                               received, have read, understand, and will comply
                               with the Code. Refusal to complete the
                               acknowledgment may result in disciplinary action
                               which may include termination of employment.

2.00                           STANDARDS OF CONDUCT

                               The following are standards of conduct for some
                               specific issues that may arise in our business.
                               We may amend or change these standards from time
                               to time.

2.01 CONFIDENTIALITY           FUNDAMENTAL PRINCIPLE

                               Confidentiality is a fundamental principle in PNC
                               Bank's business. You may deal with confidential,
                               non-public information concerning PNC Bank, its
                               clients, shareholders, employees and suppliers.
                               You must protect all confidential information
                               from unauthorized disclosure.

                               DEFINITIONS

                               The term "confidential information" includes, but
                               is not limited to:

                                   + PNC's business information, records,
                                     activities and plans;

                                   + The identity, business information,
                                     records, activities and plans of clients
                                     and prospective clients;

                                   + The identity of, or information relating
                                     to, merger and acquisition candidates;

                                   + PNC's sources of supply, sales methods and
                                     sales proposals;

                                   + PNC's computer programs, system
                                     documentation, special hardware, product
                                     hardware, software and technology
                                     developments;

                                   + Manuals, formulae, processes, methods,
                                     machines, compositions, ideas,
                                     improvements, inventions, or other
                                     confidential or proprietary information
                                     belonging to PNC or related to PNC s
                                     affairs;

                                   + Security information such as passwords,
                                     personal identification numbers (PIN's),
                                     and electronic keys;

                                   + Reports written to and by regulatory
                                     agencies; and

                                   + Any additional confidential information
                                     described in PNC's Insider Trading Policy
                                     (attached as Exhibit 2).

                               YOUR RESPONSIBILITIES

                               Your responsibilities with regard to confidential
                               information are:

                                   + You must not disclose confidential
                                     information to any person within PNC,
                                     unless that person has a need to know such
                                     information in connection with his or her
                                     employment responsibilities.

                                   + You must not disclose confidential
                                     information to anyone outside of PNC,
                                     unless:

                                       & Such person is employed by an outside
                                         firm (i.e., a law, accounting or other
                                         firm) retained by PNC and that person

                                         needs to know the information in
                                         connection with the service to be
                                         provided by the firm to PNC;

                                       & Pursuant to proper legal process or
                                         regulation. (PVC's Legal Department has
                                         written guidelines for handling legal
                                         process. If you receive a request for
                                         confidential information, or subpoena
                                         or other legal process, you must
                                         immediately inform your supervisor who
                                         will contact the Legal Department): or

                                       & The individual or organization to which
                                         the information relates gives written
                                         consent, and release of the information
                                         is approved by the Legal Department.

                                   + You must never use confidential information
                                     for personal financial gain or to complete
                                     with PNC.

                                   + You must keep in a secure way all files,
                                     records, or inquiries regarding clients and
                                     employees. and other records that contain
                                     confidential information.

                                   + You must keep all identification and access
                                     codes. security equipment. security
                                     programs, and security procedures
                                     confidential.

                                   + You must avoid discussing confidential
                                     information in public places (for example,
                                     elevators, restaurants or at social
                                     events).

                                   + You must avoid discussing confidential
                                     information on cellular or car phones.

                                   + You must be sensitive to whether
                                     information is confidential when using
                                     E-Mail, Office Vision or facsimile
                                     machines.

                                   + You must not disclose confidential
                                     information, whether it is in written form
                                     or in your memory, even after you leave
                                     your employment or position with PNC.

                               In addition. you must comply with all other PNC
                               policies and procedures relating to
                               confidentiality, including those that have been
                               adopted for your business or department. All
                               employees should also become familiar with and
                               follow the standards relating to confidentiality
                               of information set forth in the Information
                               Security Policy Manual, available through Office
                               Vision at BB PCSECURE, from Information Security.
                               or via PNC's intranet (http://www.intranet.
                               pncbank.com ).

2.02 INSIDER TRADING           PNC has adopted an Insider Trading Policy, which
                               is attached as Exhibit 2 to this Code. You should
                               become familiar with the requirements of the
                               Policy and must comply with its rules and
                               standards.

2.03 CLIENTS PROPERTY          FUNDAMENTAL PRINCIPLE

                               You must maintain the highest standards of
                               honesty and integrity in handling clients' money
                               and other property. You are not permitted to make
                               unauthorized use of any client's money or
                               property.

2.04 CORPORATE PROPERTY        FUNDAMENTAL PRINCIPLE

                               Corporate property may be used and removed from
                               PNC premises only for business purposes, unless
                               approved by your supervisor, or in accordance
                               with policies adopted by the Board of Directors
                               of PNC or a committee of the Board.

                               Corporate property includes. but is not limited
                               to:

                                   + Information;

                                   + Files;

                                   + Products;

                                   + Office supplies and furnishings;

                                   + Services;

                                   + Automobiles;

                                   + Technologies;

                                   + Concepts;

                                   + Client lists;

                                   + Policies and procedures manuals;

                                   + Computer and other equipment. such as
                                     facsimile machines;

                                   + Computer databases, programs and software;

                                   + Data processing systems;

                                   + Voice mail;

                                   + E-Mail; and

                                   + Any other electronic messaging systems or
                                     information about PNC's business

                               INSPECTIONS

                               Corporate property and personal possessions that
                               you may bring onto PNC premises are subject to
                               inspection.

                               INVENTIONS

                               If you invent something, make a discovery,
                               improve something or write something during your
                               employment which is related to PNC's business or
                               activities, you are required to:

                                   + Disclose your work to your supervisor,

                                   + Assign any rights to the work to PNC, if
                                     appropriate; and

                                   + Assist PNC either during or after your
                                     employment in getting the use and benefits
                                     of the work, including anything necessary
                                     for PNC to get a patent or copyright or
                                     obtain other protection for the work.

2.05 CONFLICTS OF INTEREST     FUNDAMENTAL PRINCIPLE

                                 You owe PNC Bank and its clients undivided
                                 loyalty. You should not have an interest that
                                 conflicts with, or may reasonably appear to

                                       10

                                   conflict with, PNC Bank or its clients,
                                   unless approved as set forth in this Code.

                                 DEFINITION

                                 A conflict of interest exists when:

                                     + You engage in a personal activity or have
                                       a personal interest that may influence
                                       your decisions when acting for PNC or
                                       that may be at odds with PNC's interests;
                                       or

                                     + You use your position with PNC or use
                                       PNC's confidential information to benefit
                                       yourself rather than PNC.

                                 A conflict of interest may be based on your
                                 financial, business, family or other personal
                                 relationships with clients, suppliers,
                                 competitors or others, or on some other factor.

                                 APPEARANCE OF CONFLICT

                                 The appearance of a conflict can be as damaging
                                 as an actual conflict and can erode trust and
                                 confidence in PNC. When faced with a situation
                                 involving a potential conflict of interest, you
                                 should ask yourself whether public disclosure
                                 of the matter would embarrass PNC or lead an
                                 outside observer to believe a conflict exists.

                                 DISCLOSURE REQUIREMENTS

                                 You must disclose in writing to your supervisor
                                 and your market HR representative all known or
                                 potential conflicts of interest by submitting a
                                 Notification/Approval Form. The Director of
                                 Compliance should be contacted on how to handle
                                 a situation, if necessary.

                                 ILLUSTRATIONS

                                 Some illustrations of areas where potential
                                 conflicts of interests could occur and PNC's
                                 policies are:

2.05.1 GIFTS AND ENTERTAINMENT   FUNDAMENTAL PRINCIPLE

                                 You may not ask for or accept a gift or
                                 anything of value from anyone (before or after
                                 a transaction is discussed or concluded or a
                                 business decision is made) if you intend to be
                                 influenced or rewarded, or you believe the
                                 giver intends to exert influence, in connection
                                 with any business decision or transaction
                                 involving PNC. Where this is not the case,
                                 under certain circumstances, you may accept
                                 gifts or something of value from someone doing
                                 or seeking to do business with PNC. Examples of
                                 such circumstances are:

                                 PERMISSIBLE GIFTS

                                     + Accepting a gift that is based on obvious
                                       family or personal relationships (such as
                                       between you and your parents, children,
                                       spouse or close friend) and it is clear
                                       that the gift is being accepted because
                                       of the relationship rather than any PNC
                                       business;

                                     + Letting someone else occasionally pay for
                                       meals, refreshments, travel arrangements,
                                       accommodations, or entertainment to

                                       11

                                       discuss business or foster business
                                       relationships if the expense is of
                                       reasonable value. In general, such items
                                       are of reasonable value if they involve a
                                       level of expense that customarily would
                                       be reimbursed by PNC as a "reasonable
                                       business" expense if not paid for by the
                                       other parry;

                                     + Accepting loans from other banks or
                                       financial institutions on normal terms to
                                       finance usual activities, such as home
                                       mortgage loans, except where prohibited
                                       by law;

                                     + Occasionally accepting advertising or
                                       promotional material haring a value not
                                       in excess of $100, such as pens, pencils,
                                       note pads, key chains, calendars and
                                       similar items;

                                     + Accepting discounts or rebates on
                                       merchandise or services that is not more
                                       than those available to other clients;

                                     + Accepting gifts having a value not in
                                       excess of $100 that are related to
                                       commonly recognized events or occasions,
                                       such as a promotion, new job, wedding,
                                       retirement, holiday, birthday, or bar or
                                       bat mitzvah; and

                                     + Accepting civic, charitable, educational
                                       or religious organizational awards for
                                       recognition of service and
                                       accomplishment.

                                 DISCLOSURE REQUIREMENTS

                                 You must make every effort to refuse or return
                                 a gift or something of value that goes beyond
                                 those permissible circumstances listed above.
                                 In the following circumstances, you must
                                 promptly notify your supervisor and market HR
                                 representative, or the Director of Compliance,
                                 to discuss how to handle the situation:

                                     + If you are offered a gift or something of
                                       value that goes beyond those permissible
                                       circumstances above and you cannot refuse
                                       or return it: or

                                     + You have any doubts about whether it is
                                       permissible to accept a gift or something
                                       of value.

                                 Only the Ethics Policy Committee can give
                                 approval to accept a gift or something of value
                                 outside of the permissible circumstances listed
                                 above.

                                 You can provide notification or obtain approval
                                 by submitting the Notification/Approval Form to
                                 your supervisor and market HR representative,
                                 or you may contact the Director of Compliance.

                                 GIVING GIFTS

                                 The above standards for accepting gifts also
                                 apply to giving gifts, except that giving gifts
                                 to public officials is addressed separately in
                                 the next section.

2.051 GIFT TO PUBLIC OFFICIALS   MONETARY GIFTS PROHIBITED

                                 You may not give a gift of money to a public
                                 official, except for legitimate personal
                                 campaign contributions to candidates for public

                                       12

                                 office. (Certain employees must obtain prior
                                 written approval before making political
                                 contributions. See Section 2.10)

                               GIFTS OF VALUE TO INFLUENCE PARTICULAR ACTS
                               PROHIBITED

                               You may not give anything of value (including,
                               for example, gifts, meals, recreation,
                               entertainment, flowers, transportation, lodging
                               or sporting event tickets, which will be referred
                               to in this section as "gifts") to a public
                               official for the purpose of influencing a
                               particular act by the official or his or her
                               agency.

                               LIMITATIONS ON OTHER TYPES OF GIFTS

                               Limitations on giving items of value are
                               discussed below with respect to different types
                               of public officials with whom PNC employers are
                               likely to have contact. These limitations, which
                               should be interpreted as applying also to the
                               spouse or family members of the public official,
                               do not apply to gifts based on obvious family or
                               close personal relationships.

                               LIMITATIONS FOR DIFFERENT TYPES OF PUBLIC
                               OFFICIALS

                                   + FEDERAL OFFICIALS -- Gifts of over $50 in
                                     value may not be offered to officials in
                                     the executive branch of the federal
                                     government ("executive branch official").
                                     For example, the value of an executive
                                     branch official s meal paid for by PNC may
                                     not be greater than $20. If all of the
                                     gifts to an executive branch official are
                                     added together in any calendar year, they
                                     may not be greater than $50. Any gift to an
                                     executive branch official must receive
                                     advance written approval from the Director
                                     of Compliance so that the $50 limit can be
                                     monitored. Advance approval of each gift,
                                     regardless of amount, is important because
                                     gifts given by all PNC officers to one
                                     executive branch official will be
                                     aggregated.

                                     Members of Congress and Congressional staff
                                     are subject to restrictions on gifts they
                                     may accept. Any gift to a member of
                                     Congress or to Congressional staff members
                                     must receive advance written approval from
                                     the Director of Compliance.

                                   + PENNSYLVANIA STATE OFFICIALS -- Gifts of
                                     more than nominal value may not be offered
                                     to officials in the executive branch of
                                     Pennsylvania government. Although nominal
                                     value does not have a specific dollar
                                     limit, you should be guided by the
                                     principles set forth in Section 2.05.1
                                     above concerning PNC employees' receipt of
                                     gifts. Any gift to a Pennsylvania State
                                     official must receive advance written
                                     approval from the Director of Compliance so
                                     that reporting requirements imposed by the
                                     Lobbying Disclosure Act may be satisfied.

                                   + PENNSYLVANIA COUNTY OFFICIALS -- In
                                     counties in which PNC employees are likely
                                     to have significant activity, the rules for
                                     Pennsylvania state officials apply, except
                                     as follows. In Erie County, all gifts--even
                                     of nominal value--are prohibited. In
                                     Philadelphia County, the aggregate value of
                                     gifts may not exceed $100 annually.
                                     However, in Philadelphia County, gifts

                                       13

                                     of food and beverage consumed at an event
                                     or meeting at which the official is
                                     attending are not restricted as to dollar
                                     amount and do not count against the
                                     aggregate annual limit.

                                   + KENTUCKY STATE AND JEFFERSON COUNTY
                                     OFFICIALS -- Gifts, even of nominal value,
                                     may not be given to Kentucky state
                                     officials. Gifts to Jefferson County
                                     officials are prohibited if they are based
                                     on an understanding that they are given for
                                     the purpose of influencing the officer,
                                     directly or indirectly, in the discharge of
                                     his/her official duties.

                                   + OHIO STATE AND COUNTY OFFICIALS -- Gifts,
                                     even of nominal value, may not be offered
                                     to Ohio State or county officials.

                                   + DELAWARE STATE AND NEW CASTLE COUNTY
                                     OFFICIALS -- Gifts of more the nominal
                                     value may not be offered to officials in
                                     the executive branch, of Delaware 5
                                     government. Although nominal value does not
                                     have a specific dollar limit, you should be
                                     guided by the principles set forth in
                                     Section 2.05.1 above concerning PNC
                                     employees receipt of gifts.

                                   + MASSACHUSETTS STATE AND COUNTY OFFICIALS --
                                     Gifts of $50 or more may not be offered to
                                     Massachusetts state, county or municipal
                                     officials. Gifts of less than $50 in value
                                     (for example, business lunches) may not be
                                     offered on a regular basis or in a pattern.

                                   + NEW JERSEY STATE OFFICIALS -- Gifts, even
                                     of nominal value, may not be given to
                                     officials in the executive branch of New
                                     Jersey government.

                                   + INDIANA STATE OFFICIALS -- Gifts of more
                                     than $25 in value may not be offered to
                                     officials in the executive branch of
                                     Indiana government: in certain cases, the
                                     official may be required to obtain written
                                     approval from a designated state official
                                     before accepting the gift.

                               In preparing this section, the laws and
                               regulations of only the states and counties,
                               which are referred to above, were reviewed. Check
                               with the Director of Compliance before offering
                               gifts to other public officials.

                               The restrictions discussed above apply to gifts
                               given to public officials directly or indirectly
                               (for example, through another person).

                               QUESTIONS

                               If you have doubts about whether a gift to a
                               public official is allowed under the Code, you
                               should either not give the gift or you should
                               contact the Director of Compliance for an
                               interpretation or to obtain approval from the
                               Ethics Policy Committee.

                                       14

2.05.3 BORROWING FROM          FUNDAMENTAL PRINCIPLE
  CLIENTS OR SUPPLIERS/
  LENDING                      Employees cannot accept a loan from clients,
                               suppliers or any other business contact of PNC

                               unless the client, supplier or business contact
                               is an immediate family member, or:

                                   + the loan is given by those who lend money
                                     in the usual course of their business; and

                                   + then only in accordance with the law and on
                                     terms offered to others who have similar
                                     credit standing, without special
                                     arrangements on interest rates, security,
                                     repayment terms and other conditions.

                               ADDITIONAL RESTRICTIONS

                               Employees must not lend personal funds to, or
                               cosign, endorse, or guarantee, or otherwise
                               assume responsibility for the borrowing of any
                               client, supplier or any other business contact of
                               PNC unless the client, supplier or business
                               contact is an immediate family member.

2.05.4 SELF-DEALING            Self-dealing means using your employment or
                               position for personal gain. Whether you are
                               acting individually, through a business, or in a
                               fiduciary capacity (a position of trust for
                               another person), you are prohibited from self
                               dealing.

                               PROHIBITIONS

                                   + You may not accept from someone either
                                     doing business or intending to do business
                                     with PNC a business opportunity that is not
                                     available to other people on similar terms,
                                     or that is made available to you because of
                                     your position with PNC.

                                   + You may not take for yourself a business
                                     opportunity that belongs to PNC. An
                                     opportunity belongs to PNC when the company
                                     has pursued the opportunity, it has been
                                     offered to PNC, it is the kind of business
                                     PNC competes in PNC has funded it, or PNC
                                     has devoted time, facilities, personnel, or
                                     other corporate resources to develop it.

2.05.5 SALES PURCHASES OF      You may not purchase property or services from
  PROPERTY AND SERVICES TO/    PNC other than products or services offered:
  FROM EMPLOYEES

                                   + To the general public: and

                                   + On terms that are available to all
                                     employees or similar situated clients.

                                 Further, you may not sell any property or
                                 services to PNC.

2.05.6 DEALING WITH SUPPLIERS  MERIT BASED AWARDS

                               Awards of orders, contracts and commitments for
                               goods and services should always be made in the
                               best interests of PNC. In your dealings with
                               suppliers, you may not request or accept any
                               kickbacks or other inducement.

                                       15

2.05.7 INHERITANCES;           FUNDAMENTAL PRINCIPLE
  FIDUCIARY COMPENSATION AND
  FEES FOR PERSONAL SERVICES   Neither you nor any member of your immediate
                               family may accept any inheritance from any PNC
                               client or the immediate family of any PNC client,
                               unless the person giving you the inheritance is
                               your relative or a relative of someone in your
                               immediate family (through blood, marriage or
                               adoption).

                               APPLICATION OF RULE

                               This rule applies only if the relationship
                               between the client and you or your immediate
                               family was established through your employment or
                               position with PNC.

                               PROHIBITED APPOINTMENTS

                               Also, neither you nor any member of your
                               immediate family may accept appointment as:

                                   + Executor:

                                   + Administrator:

                                   + Personal representative:

                                   + Attorney-in-fact:

                                   + Guardian;

                                   + Custodian under any Uniform Transfer or
                                     Gifts to Minors Act: or

                                   + Trustee

                                 for any PNC client or the immediate family of
                                 any PNC client if the relationship between that
                                 person and you or your immediate family was
                                 established through your employment or position
                                 with PNC and you are to be compensated for the
                                 appointment through payment of fees or
                                 otherwise.

                                 If the appointment is to be uncompensated you
                                 must receive prior approval from the Ethics
                                 Polity Committee. You should contact the
                                 Director of Compliance to obtain approval.

                               CLIENT RELATIONS

                               If you have advance knowledge of any inheritance
                               or appointment that may violate this rule, you
                               must try to discourage the client from making the
                               gift or appointment. You must also notify the
                               Director of Compliance.

2.05.8 USE OF POSITION OR      FUNDAMENTAL PRINCIPLES
  AUTHORITY

                               You may not act on behalf of PNC in any
                               transaction involving a member of your immediate
                               family or in any situation where you or a member
                               of your immediate family has a personal or
                               financial interest. You also may not act on
                               behalf of PNC in connection with an organization
                               with which you or a member of your immediate
                               family is associated or has a personal or
                               financial interest.

                                       16

                               Note: This section does not apply to your actions
                               related to publicly held PNC subsidiaries in
                               which you own stock where your acquisition of the
                               stock was approved by the Ethics Policy Committee
                               or PNC s Board of Directors and you comply with
                               the Stock Ownership Policy adopted by the Ethics
                               Policy Committee which is attached to this policy
                               as exhibit #6.

2.05.9 OUTSIDE ACTIVITIES      LIMITS ON OUTSIDE ACTIVITIES

                               PNC encourages employees to participate in
                               charitable or community activities outside of the
                               company. These activities must not interfere with
                               your ability to meet your employment
                               responsibilities nor cause harm to PNC's
                               reputation in the community or business
                               interests. Some typical examples of outside
                               activities are described below:

                               A. OTHER EMPLOYMENT

                                   RESTRICTIONS ON OUTSIDE EMPLOYMENT/POSITIONS

                                   You may not have any outside employment with
                                   a competitor or hold a position with a
                                   competitor while an employee of PNC. Nor may
                                   you be self-employed in competition with PNC.

                                   In addition, you may not engage in any
                                   outside employment (including self employment
                                   or hold any position which PNC determines may
                                   interfere with your PNC employment
                                   responsibilities. PNC may also determine that
                                   you are legally prohibited from or restricted
                                   in such outside employment while an employee
                                   of PNC, such as in the securities industry.
                                   You should be aware of your department s
                                   supplemental policies and procedures in this
                                   regard, if any.

                               NOTIFICATION APPROVAL

                               All outside employment (including self
                               employment) for PNC employees must be approved in
                               advance and in writing by submitting the
                               Notification Approval form to your supervisor and
                               your HR representative.

                               In some instances where approval to engage in
                               outside employment has been given, it may be
                               necessary to revisit the issue. In particular,
                               where PNC determines that the outside activity is
                               interfering with your PNC responsibilities, or
                               where PNC determines that the outside activities
                               or position is in competition with PNC,
                               authorization to continue such outside employment
                               or in such position may be withdrawn.

                               B. OFFICER OR DIRECTORSHIPS

                                   PVC has adopted a Policy for Employees
                                   Holding Director and Officer Positions in
                                   Outside Profit and Non-Profit Organizations
                                   which is attached as Exhibit = 7 to this
                                   Code. You must become familiar and comply
                                   with this Policy.

                                       17

2.05.10 PUBLIC OFFICE          GUIDELINES

                               PNC has adopted a Public Office Policy which is
                               attached as Exhibit #8 to this Code. You must
                               become familiar and comply with this Policy.

                               Except for lobbyists and other officers
                               authorized to act on behalf of PNC, employees
                               participating in political activities do so as
                               individuals and not at the request of or as
                               representatives of PNC.

2.05.11 EXPERT WITNESSES       HANDLING REQUEST TO SERVE

                               You may be asked to serve as an expert witness or
                               to provide technical assistance in litigation or
                               other proceedings not involving PNC. These
                               activities generally take a lot of time and may
                               be in conflict with PNC's policies and practices
                               or with positions PNC has taken in other
                               lawsuits. For these reasons, if you are asked to
                               serve as an expert witness or provide technical
                               assistance for a party other than PNC, you must
                               receive advance written approval. You must submit
                               the Notification Approval Form to your supervisor
                               and HR representative to request such approval.

2.05.12 INSIDER LENDING        REGULATORY REQUIREMENTS

                               No PNC Bank, under the requirements of Regulation
                               O, may extend credit on preferential terms to:

                                   + Any of PNC's directors or executive
                                     officers: or

                                   + Any related interest of these individuals.

                               (This space intentionally left blank.)

                               REVIEWING REGULATION O POLICY

                               PNC has adopted a Regulation O Policy to
                               implement the provisions of the regulation in all
                               PNC markets. You should contact your Compliance
                               Department representative to obtain a copy of the
                               policy if applicable to your line of business or
                               department.

2.05.13 INTEREST ON DEPOSITS   FUNDAMENTAL PRINCIPLE
  OF DIRECTORS, OFFICERS,
  ATTORNEYS AND EMPLOYEES      PNC Banks are not permitted to pay any of their
                               directors, officers, attorneys or employees a
                               greater rate of interest on their deposits than
                               that paid to other depositors on similar deposits
                               with such bank.

2.05.14 SALES/PURCHASES OF     Unless pre-approved by a majority of
  PROPERTY AND SERVICES TO/    disinterested members of the Board of Directors
  FROM NON-OFFICER DIRECTORS   of PNC Bank Corp. or the appropriate subsidiary
                               PNC Bank, non-officer directors and their firms
                               may not:

                                   + Purchase property or services from PNC
                                     unless such property or services are
                                     offered in the regular course of PNC's
                                     business, and on terms not more favorable
                                     to the director or his or her firm than
                                     those offered to other similarly situated
                                     clients who are not directors; or

                                       18

                                   + Sell any property or services to PNC other
                                     than property or services that are sold in
                                     the regular course of the director's (or
                                     firm's) business and are sold upon terms
                                     not less favorable to PNC than those
                                     offered to similarly situated clients of
                                     the director (or firm).

2.06 DISCRIMINATION, BIAS
  AND HARASSMENT

2.06.1 EQUAL EMPLOYMENT        It is the policy of PNC affirmatively to
  OPPORTUNITY POLICY           implement equal opportunity for all qualified
                               applicants and existing employees without regard
                               to race, religion, color, national origin, sex,
                               age (over 40), disability, status as a
                               Vietnam-era veteran or any other basis which
                               would be in violation of any applicable ordinance
                               or law. All personnel actions, including
                               recruitment, selection, hiring, training,
                               transfer, promotion, termination, compensation
                               and benefits conform to this policy.

                               A copy of the full Equal Employment Opportunity
                               (EEO) policy may be obtained from your market HR
                               representative.

                               WHAT TO DO

                               If you believe you have been denied equal
                               employment opportunity because of discrimination,
                               bias or harassment, you should report it to your
                               supervisor or market HR representative or you may
                               contact the Director of Compliance or the General
                               Counsel. You will be protected from any
                               employment discrimination, retaliation or
                               retribution for good faith reporting.

2.06.2 BIAS AND HARASSMENT     You are entitled to a work environment free of
                               racial, sexual, ethnic, and religious bias and
                               harassment. Racial, sexual, ethnic or religious
                               jokes or comments are subject to individual
                               interpretation and may be offensive to some
                               employees. Intimidation, coercion and threats, or
                               actions leading to bodily harm are also
                               unacceptable.

2.06.3 SEXUAL HARASSMENT       DEFINITION

                               Sexual harassment is any unwelcome conduct of a
                               sexual nature that is sufficiently severe or
                               pervasive so as to unreasonably interfere with an
                               individual's work performance or create an
                               intimidating, hostile or offensive working
                               environment.

                               FORMS OF SEXUAL HARASSMENT

                               Sexual harassment can take various forms,
                               including:

                                   + Verbal (for example, sexual innuendo,
                                     sexual propositions, threats, suggestive or
                                     insulting comments or sounds and jokes of a
                                     sexual nature);

                                   + Non-verbal (sexually suggestive pictures or
                                     objects, graphic commentaries and obscene
                                     gestures); and

                                   + Physical (unwelcome physical contact).

                                       19

                               CRITERIA OF SEXUAL HARASSMENT

                               Any one or a combination of three basic criteria
                               determines whether conduct is sexual harassment:

                                   + If you are required to submit to the
                                     conduct as either an express or implied
                                     qualification for a job or a requirement of
                                     your employment relationship;

                                   + If submission to, or rejection of, the
                                     conduct is used as a basis for employment
                                     decisions affecting you; or

                                   + If the conduct has the purpose or effect of
                                     unreasonably interfering with your work
                                     performance, or creating an intimidating,
                                     hostile or offensive working environment.

                               COMPLIANCE REQUIREMENT

                               Sexual harassment by a manager/supervisor, or
                               other employee, or client, supplier or visitor
                               will not be tolerated within PNC. All employees
                               must comply with this policy and take appropriate
                               measures to ensure that sexual harassment does
                               not occur.

                               WHAT TO DO

                               If you are confronted with actions that may be
                               sexual harassment, you should report it to your
                               supervisor or your market HR representative, or
                               you may contact the Director of Compliance or the
                               General Counsel.

2.07 ANTITRUST                 WHAT ARE THE ANTITRUST LAWS?

                               You must obey the antitrust laws. The antitrust
                               laws, which contain criminal and civil penalties,
                               prohibit unfair methods of competition and
                               agreements that restrain the way companies
                               compete. The antitrust laws are most often
                               enforced against agreements between separate
                               businesses (for example, agreements between PNC
                               and other companies) that limit competition.
                               These agreements need not be in writing to raise
                               a concern.

                                 As a general matter, all of PNC strategies and
                                 other decisions should be made independently,
                                 without consultation with PNC s Competitors.
                                 You may not enter into any of the following
                                 three types of arrangements or agreements:

                                 TYPES OF ARRANGEMENTS

                                   + Price-Fixing Agreements are agreements with
                                     competitors about the prices, terms. or
                                     conditions to be charged clients. To avoid
                                     even an allegation of price fixing, you
                                     should not discuss our prices. terms or
                                     conditions with a competitor, except as
                                     noted below.

                                 Note: Where we are openly working jointly with
                                 our competitors to provide a loan or other
                                 product or service to a client for example.
                                 loan syndications, agreements with such
                                 competitors on the price to be charged to the
                                 client generally do not constitute price
                                 fixing. You should only enter into such
                                 agreements if we have legitimate business
                                 reasons not wanting jointly with our
                                 competitors rather than

                                       20

                                 providing the product or service on our own
                                 (for example, in loan syndications, because of
                                 undue credit risk to PNC).

                                   + Group Boycott Agreements are agreements
                                     among two or more companies to "boycott" or
                                     otherwise not do business with another
                                     company.

                                   + Market, Client, Territory or Location
                                     Allocation Agreements among Competitors are
                                     agreements with competitors not to compete
                                     in a particular line of business or
                                     product, not to "poach" competitors'
                                     clients, or not to compete in a particular
                                     geographic area.

                                 Because the following arrangements may raise
                                 antitrust concerns under certain circumstances,
                                 you should consult with the General Counsel
                                 before entering into any of them:

                                   + Tying Arrangements arise when a seller has
                                     a product or service buyers need, and
                                     requires the buyers of that product or
                                     service to purchase a second product or
                                     service from the seller.

                                 - Banking laws also prohibit certain ties. PNC
                                 Bank has adopted a Policy Statement on Product
                                 Tying Restrictions that you can obtain from
                                 your Compliance Department representative.

                                 Note: Most tying arrangements that are long
                                 established in banking (such as compensating
                                 balances) that facilitate reasonable
                                 arrangements intended to assure the soundness
                                 of credit do not pose a problem under either
                                 the banking or antitrust laws.

                                   + Predatory Pricing is pricing at an unfairly
                                     low price for the purpose of driving all
                                     competitors out of the marketplace to reap
                                     the benefits of higher prices after the
                                     competitors are gone.

                                   + Exclusive Dealing involves agreements to do
                                     business with one supplier or client that
                                     preclude PNC from doing business with other
                                     suppliers or clients. You should consult
                                     with the Director of Compliance if PNC's
                                     purchases or sales account for a
                                     substantial portion of the market for the
                                     product or service being purchased or sold.

                                   + Reciprocity involves a company conditioning
                                     the purchase of products or services from
                                     suppliers on those suppliers' purchases of
                                     services from the company.

                                 OTHER INSTANCES IN WHICH YOU SHOULD CONSULT
                                 WITH THE GENERAL COUNSEL. You should always
                                 consult the General Counsel:

                                   + Before a PNC unit that you manage merges
                                     with or acquires another company (including
                                     a division of another company or
                                     substantial assets of another company
                                     outside of the ordinary, course of
                                     business); or

                                   + If you believe that any activity that may
                                     be undertaken by PNC could be viewed as
                                     restraining fair or open competition. or if
                                     you have any questions about whether any
                                     such activities may fall within any of the
                                     categories of conduct described above.

                                       21

2.08 FAIR COMPETITION          FUNDAMENTAL PRINCIPLE

                                 PNC Bank expects you to engage in vigorous, but
                                 fair competition with our competitors. Unfair
                                 ways to compete are not permitted. For example.
                                 you must never direct or encourage any
                                 applicant or new employee to violate any
                                 contractual or legal obligations to a former
                                 employer, such as a responsibility to protect
                                 confidential business information, technical
                                 information or trade secrets.

                               REQUIREMENTS

                               Also, you are required to notify your supervisor
                               and HR representative by submitting a
                               Notification/Approval Form if you have any
                               obligations that may interfere with your ability
                               to perform your job duties at PNC. These
                               obligations may include an agreement with a
                               former employer, business partner or other person
                               or entity that says:

                                   + You may not compete with them for a certain
                                     time or in a specific location;

                                   + You may not ask their employees if they are
                                     interested in working for PNC;

                                   + You may not ask their clients to do
                                     business with PNC;

                                   + You may not take work-related inventions,
                                     developments, or writings to use at another
                                     business or place of employment;

                                   + You may be limited in your use of trade
                                     secrets. business information, materials,
                                     training or techniques that you learned
                                     there; or

                                   + You may have to notify them of any new
                                     employment or business venture.

2.09 PERSONAL RESPONSIBILITIES
  OF EMPLOYEES

2.09.1 DRUG ABUSE              DRUG-FREE WORKPLACE

                               PNC Bank is committed to promoting and
                               maintaining a drug-free workplace. The illegal
                               use of drugs interferes with effective and safe
                               job performance. For this reason. PNC Bank has
                               adopted a Drug Abuse Policy to prohibit employees
                               from illegally using, possessing, distributing,
                               or manufacturing drugs, or being under the
                               illegal influence of drugs, while working or
                               while on PNC property

                               CONSEQUENCE OF VIOLATION

                               Employees who violate the Drug Abuse Policy
                               (including the refusal to take a drug screening
                               test) will be subject to disciplinary action.

                               A summary of the Drug Abuse Policy is attached as
                               Exhibit 3. PNC's Drug Abuse Policy is available
                               from your market HR representative.

                                       22

2.09.2 ALCOHOL ABUSE           FUNDAMENTAL PRINCIPLE

                               The use of alcohol can have wide-ranging effects
                               in the workplace, including declining job
                               performance and diminished safety of co-workers
                               and clients. For this reason, PNC prohibits any
                               use of alcohol that may affect your fitness for
                               work, the safety of co-workers or the public,
                               your job performance or any operation of PNC.

2.09.3 PERSONAL FINANCES       EMPLOYEE RESPONSIBILITIES

                               Because one of the primary functions of PNC Bank
                               is the efficient and effective management of
                               money, you must demonstrate trustworthiness and
                               financial responsibility. You are expected to
                               maintain your personal account relationships and
                               financial affairs in the same responsible manner
                               that is expected of clients and to manage debts
                               in relation to income and net worth. Abuse of
                               employee checking accounts. credit cards or loans
                               obtained through PNC Bank is not in the best
                               interest of PNC Bank and may result in revocation
                               of these privileges.

                               In addition, you must use your expense account in
                               accordance with the guidelines set forth in the
                               Employee Expense Reimbursement Guide, available
                               from your market HR representative, as well as
                               the standards set forth in the Code.

2.09.4 SOLICITATION            FUNDAMENTAL PRINCIPLE

                               You are prohibited from soliciting other
                               employees on behalf of any cause or organization
                               during working time (that is, when the soliciting
                               employee or the receiving employee is required to
                               be performing work duties) or in client areas.
                               Examples of prohibited solicitation include
                               raffles, lotteries or memberships. You are also
                               prohibited from distributing advertising
                               materials, handbills, literature or other
                               materials which are not prepared, supplied or
                               approved by PNC, on PNC premises during working
                               time or in any work area or any area where
                               clients are routinely present to transact any
                               business with PNC.

                               It will not be a violation of this policy,
                               however, if the solicitation or distribution is
                               part of a campaign officially approved or
                               sponsored by PNC, such as United Way.

                               Non-employees of PNC are prohibited from
                               soliciting or distributing literature on behalf
                               of any cause or organization at any time on any
                               of PNC s premises.

2.10 POLITICAL CONTRIBUTIONS   PROHIBITIONS

                               PNC cannot make direct or indirect contributions
                               to political candidates or office holders.

                               You should abide be the following:

                                   + No payment or thing of value may be made or
                                     given by or on behalf of PNC to any
                                     political party, candidate for public
                                     office in relation to his or her candidacy,
                                     or to any committee or group formed to
                                     support a patty or candidate.

                                       23

                                   + PNC will not reimburse you for personal
                                     political contributions.

                                   + You may not use PNC facilities or equipment
                                     in connection with any federal, state, or
                                     local election.

                                   + You may not participate in political
                                     activities during your working hours or on
                                     PNC property. For example, branch offices
                                     may not be used by candidates running for
                                     election for fund raisers or other
                                     activities related to running for office.

                                   + If you are a foreign national, you may not
                                     make a contribution in connection with any
                                     election (federal, state or local) or make
                                     a contribution to a PNC affiliated
                                     political action committee. This
                                     prohibition does not apply to U.S. citizens
                                     living outside the United States. If you
                                     are not a U.S. citizen and if you have not
                                     been lawfully admitted for permanent
                                     residence in the United States, you should
                                     not make any political contributions,
                                     directly or indirectly, without first
                                     checking with the Director of Compliance.

                               PERMITTED ACTIVITIES

                               Except as prohibited by Rule G37 of the Municipal
                               Securities Rulemaking Board ("MSRB") and other
                               related policies of PNC discussed below, the
                               following activities are permissible:

                                   o You may sue your own funds to make
                                     contributions to political parties,
                                     candidates, or political action committees;

                                   o You may participate in volunteer political
                                     activities during non-working time and away
                                     from PNC premises, as long as you do not
                                     use any PNC resources in connection with
                                     your activities; and

                                   o PNC may make its facilities available to an
                                     affiliated political action committee
                                     ("PAC") for PAC-related functions,
                                     including speeches by political candidates.
                                     In addition, PNC may absorb administrative
                                     or other expenses incurred by an affiliated
                                     PAC.

                               ADDITIONAL RULES FOR CERTAIN EMPLOYEES

                               Employees of PNC Securities Corp. PNC Brokerage
                               Corp. and certain other PNC employees associated
                               with municipal securities or municipal finance.
                               are subject to the following rules by MSRB Rule
                               G-37 and PNC policies:

                                   + You may not make contributions to PACs
                                     affiliated with PNC or PACs controlled by
                                     any municipal finance professional.

                                   + You may not participate in the management
                                     of any PACs affiliated with PNC.

                                   + You must obtain prior written approval for
                                     political contributions to candidates or
                                     PACs. Contact your Compliance Department or
                                     consult the PNC policy implementing Rule
                                     G-37 for more information on obtaining
                                     approval.

                                       24

                                   + You must limit any contributions to $250
                                     per election and per candidate, and you may
                                     only make contributions to candidates for
                                     whom you are eligible to vote.

                                   + You may not make any direct or indirect
                                     political contribution for the purpose of
                                     influencing the award of municipal
                                     securities business to PNC.

                               A copy of the PNC policy implementing MSRB Rule
                               G-37 is located in the PNC Securities Corp and
                               PNC Brokerage Corp Compliance Manuals.

2.11 LOBBYING                  Specific laws apply to lobbying activities
                               undertaken on behalf of PNC. You may obtain a
                               summary of these laws and a copy of PNC s
                               Lobbying Policy from the Director of Compliance.

2.12 OTHER MATTERS             CRIMES, SUSPECTED CRIMES, AND DISHONEST ACTS
                               REPORTING REQUIREMENTS

                               PNC must file information with law enforcement
                               agencies under certain circumstances when
                               criminal acts involving PNC have occurred or are
                               suspected. If you have knowledge of a mysterious
                               disappearance or loss or an unexplained shortage,
                               or know or suspect that any criminal, dishonest,
                               or fraudulent act has occurred that may affect
                               PNC, its employees, officers or clients, you
                               should immediately use any of the Reporting
                               Procedures set forth in Section 1.03 of the Code.

                               FIDELITY BOND COVERAGE

                               PNC holds a fidelity bond that covers all
                               employees of PNC. The bond coverage for any
                               employee may end as soon as PNC learns of any
                               dishonest or fraudulent act that was or may have
                               been committed by the employee at any time.
                               whether or not the act was committed while in PNC
                               s employment.

                               BONDING REQUIREMENT

                               If an employee does not meet the standard for
                               bonding. employment usually must be terminated.
                               To comply with the bonding requirements and other
                               requirements imposed by law. PNC reserves the
                               right to investigate the personal history of any
                               applicant or employee. including any law
                               enforcement records.

                               CONVICTIONS INVOLVING DISHONESTY OR BREACH OF
                               TRUST

                               Any person who, at any time:

                                   + has been convicted of or plead guilty to a
                                     crime involving dishonesty or breach of
                                     trust or money laundering or

                                   + has entered into a pretrial diversion or
                                     similar program for such an offense

                                 is prohibited from participating, directly or
                                 indirectly in am manner in conduct of the
                                 affairs of PNC without prior consent of the
                                 appropriate regulatory agency.

                                       25

                               CONSEQUENCE OF VIOLATION

                               If any employee or director of PNC is convicted
                               of or pleads guilty to such offense or enters
                               into a pretrial diversion or similar program
                               regarding such offense, employment will be
                               terminated absent consent of the appropriate
                               regulatory agency.

2.13 MEDIA INQUIRIES           MEDIA INQUIRIES

                               You may be contacted by the media for information
                               concerning PNC's position on various matters. You
                               must always direct these inquires to the Public
                               Relations Department.

                               PROHIBITIONS

                               You also may not give information to the media
                               about PNC activities, the activities of other
                               employees, PNC clients or suppliers without the
                               consent of the Public Relations Department. PNC
                               (through the Public Relations Department) will
                               speak out on issues of importance to PNC when
                               appropriate. PNC will not, nor should you,
                               without the consent of the Public Relations
                               Department, identify clients or provide client
                               information or do the following:

                                   + Comment on actions of any other company,
                                     entity or person;

                                   + Comment on issues that are in litigation or
                                     under governmental review;

                                   + Discuss financial projections;

                                   + Discuss plans, programs, products. or
                                     operations that have not been announced
                                     publicly;

                                   + Provide testimonials or endorsements; or

                                   + Describe the content of regulatory
                                     examination reports.

2.14 RECORDKEEPING             POLICY

                               PNC maintains a record retention policy in
                               accordance with legal, regulatory, and
                               appropriate business requirements.

                               PROHIBITIONS

                               You may not dispose of or destroy any records
                               that document or record the business of PNC.
                               except to accordance with PNC's record retention
                               policy.

                               If there is threatened or pending litigation, an
                               administrative charge, a subpoena or other legal
                               process. or if a government audit or review is in
                               process, you must not dispose of or destroy any
                               relevant records.

                               Intentional destruction of records to avoid
                               disclosure is prohibited.

                               QUESTIONS

                               If you have questions about record retention, ask
                               your supervisor. Supervisors may direct their
                               questions to the Corporate Records Retention
                               Coordinator.

                                       26

2.15 ACCOUNTING PRACTICES/     REQUIREMENTS
  FOREIGN CORRUPT PRACTICES
  ACT                          PNC has established internal accounting controls
                               and recordkeeping policies to meet legal and
                               business requirements. including the following:

                                   + All business transactions and payments will
                                     be recorded accurately in supporting
                                     records:

                                   + No unrecorded fund or asset of PNC will be
                                     established or maintained for any reason:

                                   + The use or transfer of PNC funds for any
                                     purpose that would be in violation of any
                                     law or regulation or that would be improper
                                     is prohibited: and

                                   + The accounting records of PNC, and any
                                     public record, must be complete, accurate,
                                     and in reasonable detail, and no false,
                                     artificial, or misleading entries will be
                                     made for any reason.

                               FOREIGN CORRUPT PRACTICES ACT OF 1977, AS AMENDED

                               Any dealings that you may have with an official
                               of a foreign government, a foreign political
                               party or party official, or candidate for foreign
                               political office, must comply with the
                               requirements of the Foreign Corrupt Practices Act
                               of 1977. as amended. The Act also applies to
                               officials of public international organizations.

                                   + This law requires the use of proper
                                     accounting procedures.

                                   + You are prohibited from giving or promising
                                     anything of value to such foreign officials
                                     for the purpose of influencing any act or
                                     decision of the official in his/her
                                     official capacity, or to obtain or retain
                                     business, or direct business to. any
                                     person. Violations may result in criminal
                                     penalties.

                               All laws of the applicable foreign country must
                               be obeyed.

2.16 BANK SECRECY/MONEY        POLICY
  LAUNDERING CONTROL ACT
                               It is the policy of PNC to have an effective Bank
                               Secrecy Act (BSA) and anti-money laundering
                               program. You are responsible for knowing and
                               carrying out your responsibilities under the
                               company's BSA polices and procedures. In
                               particular, you must be aware of your
                               responsibility regarding:

                                   o Requirements to report cash transactions on
                                     Currency Transaction Reports (CTRs):

                                   o The company's systems and procedures to
                                     avoid being used by persons who are
                                     laundering money through the bank from drug
                                     activities and other illegal activities:

                                   o "Know Your Customer" procedures: and

                                   o The procedures to identify a client's
                                     suspicious activities and transactions and
                                     to report such matters to Security
                                     Services.

                                       27

                               Your BSA Compliance Officer should be contacted
                               regarding any BSA questions or concerns.

2.17 COMMUNITY REINVESTMENT    POLICY
  ACT/FAIR LENDING
                               It is the policy of PNC to respond to the credit
                               needs of the communities to which it has
                               facilities, including those of low and moderate
                               income neighborhoods. In addition, each PNC Bank
                               is expected to devote human and financial
                               resources. consistent with safe and sound banking
                               practices, to the solution of community problems.

                               It is the policy of PNC to conduct its business
                               in accordance with fair lending laws. It is your
                               responsibility to treat all clients fairly.

                               A copy of the Corporate Community Reinvestment
                               Act (CRA) and Fair Lending Compliance Statements
                               may be obtained from your Compliance Department
                               representative or CRA Officer.

2.18 SAFETY, HEALTH AND        COMPLIANCE REQUIREMENT
  ENVIRONMENT                  You must comply with safety and health
                               requirements governed by federal, state, and
                               local laws. You have a responsibility:

                                   o To follow safe operating procedures;

                                   o To promote your own and your co-workers'
                                     health; and

                                   o To encourage regard for the environment
                                     among fellow employees and in the
                                     community.

                               FIREARMS PROHIBITION

                               You are not permitted to possess firearms or
                               other dangerous weapons on PNC premises, in
                               PNC-owned vehicles or on work time, unless this
                               is required as part of your job.

                               HOW TO REPORT

                               Reports of any actual or potential safety,
                               health, or environmental problems should be
                               reported using the Reporting Procedures set forth
                               in Section 1.03 of the Code.

                                            . . . . . . . . . . .

                               This Code reflects principles PNC intends to
                               abide by. It is not necessarily a statement of
                               the law and in many instances may go beyond what
                               the law and industry practice requires. This Code
                               is not intended to result in the imposition of
                               legal liability on PNC, or on any employee or any
                               person who becomes subject to provisions of the
                               Code, if such liability would not exist under law
                               or regulations in the absence of the Code.

                               You are responsible for complying with the Code.
                               This Code. however, does not, nor should it be
                               construed to, imply an employment contract
                               between you and PNC.

                                       28

                                EXHIBIT 1: FORMS

EXHIBIT 1-A       Notification/Approval Form

EXHIBIT 1-B     Form for Approval to Serve At the Request of PNC

                                       29

CODE OF ETHICS4PNC
NOTIFICATION/APPROVAL FORM
--------------------------------------------------------------------------------

After you complete Section 1, submit form to your supervisor who will complete
Section II and then submit to the Human Resources representative to complete
Section III.

PLEASE PRINT CLEARLY IN INK OR TYPE.

                   I. TO BE COMPLETED BY ORIGINATING EMPLOYEE

Submitted by:                    Social Security Number             Phone Number
                                                                    (   )

--------------------------------------------------------------------------------

Market Location and Mail Stop                   Line of Business

Segment Dept. name                              Current Position Job Title

--------------------------------------------------------------------------------

I am providing notification to or requesting approval from my Supervisor _______
_____________ , and HR representative, regarding the following: (Check as applicable) ((Section) refers to Code)

____ Conflict of Interest ((Section) 2.05)
____ Expert Witness ((Section) 2.06.11)
____ Gifts
____ Obligation interfering with performing PNC job duties ((Section) 2.08)
____ Other Employment ((Section) 2.05.9A)
____ Other ______________________________

--------------------------------------------------------------------------------
Please Describe Completely if "Other Employment"; you must provide at a minimum other Employer's name, Type of Business and Summary of your Responsibilities and
Job Duties. Attach additional sheets if necessary.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Employee Signature                                Date
--------------------------------------------------------------------------------

         II. TO BE COMPLETED BY EMPLOYEE'S SUPERVISOR, THEN FORWARDED TO
                               HR REPRESENTATIVE

Supervisor Comments (Please comment on basis for your approval or disapproval)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

____ Approved       ____ Disapproved            Employee is: ____ FT  ____ PT

--------------------------------------------------------------------------------

Supervisor Signature                            Phone Number           Date

                                                ---------------------
                                                Mail Stop
--------------------------------------------------------------------------------

                   III. TO BE COMPLETED BY HR REPRESENTATIVE

HR Comments

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

____ Approved       ____ Disapproved
                                                                Employee's Hire
____ Notification Acknowledged. No Action Required              Date:__________

--------------------------------------------------------------------------------

HR Representative               Phone Number                    Date:
                                (  )
--------------------------------------------------------------------------------

Notification Approval Forms are available via PNC's Intra-Web, Lotus notes or from your Human Resources Department.

                   PLEASE FOLLOW INSTRUCTIONS ON BACK OF FORM

                                       30

INSTRUCTIONS FOR COMPLETING
CODE OF ETHICS NOTIFICATION/APPROVAL FORM
--------------------------------------------------------------------------------

GENERAL INSTRUCTIONS

This Form may be completed on-line sin PVC's Intra-Web or Lotus Notes. or via this form which must be printed in ink or typed. Please make sure that you press down firmly enough so that the information on be read on all copies of the Form.

This Form should be used only when requesting approval or providing notification to roar supervisor and Human Resources ("HR") representative as specified in the
PVC Bank Code of Ethics ("Code"). Any questions about this Form or any other aspect of the Code requirements should be directed to your supervisor, HR representative or any of the key contacts identified in the Code. (See "Key
Contacts and Reference Guide" Addendum to the Code which is located in Section E of your Employee Manual, or an PNC's Intra-Web as www.intraweb.pncbank.com.)

ORIGINATING EMPLOYEE INSTRUCTIONS FOR COMPLETING PART 1

1.   Check the block describing notification or request for approval.

2.   On the lines provided, describe reason for providing notification and/or requesting approval. Provide enough information so that an adequate assessment of the situation can be made (e.g., OUTSIDE EMPLOYMENT; name of outside organization; type of business engaged in: and position held, etc.). Refer to the appropriate Code section as the basis for determining the information needed.

3.   After completing Part 1, sign and date Form and submit to your supervisor.
     Your supervisor is responsible for completing Part II and forwarding it to the HR representative for further processing.

SUPERVISOR INSTRUCTIONS FOR COMPLETING PART II

1.   Complete the "Supervisor's Comments" section [ILLEGIBLE] state the reason(s) for approving or disapproving the employee's request. Indicate whether discussions were held with [ILLEGIBLE] employee, HR representative, etc.

2.   Check the appropriate action [ILLEGIBLE] "Approved" or "Disapproved." Sign and Date form.

3.   Check appropriate blocks indicating employee's status (full-time vs.
     part-time).

4.   DETACH THE GOLDENROD COPY OF THE FORM AND RETAIN FOR YOUR RECORDS, THEN
     FORWARD REMAINING COPIES TO THE HR REPRESENTATIVE FOR FURTHER PROCESSING.

HR REPRESENTATIVE INSTRUCTIONS FOR COMPLETING PART III

1.   Review the information provided. NOTIFYING THE CORP. ETHICS OFFICE FOR
     FURTHER REVIEW OR TO OBTAIN APPROVAL MAY BE NECESSARY BECAUSE IT IS
     REQUIRED UNDER THE CODE, AS INTERPRETATION OF THE CODE IS NEEDED, OR
     BECAUSE OF THE NATURE OR SENSITIVITY OF THE REQUEST. You should refer to the appropriate section of the Code to determine whether it is necessary and if you are still not sure, contact the Corp. Ethics Office. You should also refer to the additional HR guidelines regarding the protesting of notifications and approvals.

2.   Complete the "HR Comments" section. Summarize the reasons for approving or disapproving the employee's request. ADDITIONAL INSTRUCTIONS REGARDING
     PROCESSING THE NOTIFICATION OR APPROVAL WILL BE PROVIDED BY THE CORP.
     ETHICS OFFICE, IF NECESSARY.

3.   Check the appropriate action taken -- "Approved," "Disapproved" or
     "Notification Acknowledged. No Action required." Sign and Date form.

4.   Fill in Employee's Hire Date.

5.   Detach the Canary copy and retain it to the originating employee.

6.   Detach the Pink copy and forward it to the Corp. Ethics Office. Mail Stop
     P1-POPP-22-22.

     o    Note to HR Rep: If the pink copy is not legible, please attach a copy of the original.

7.   Retain the White copy and file it in the originating employee's personnel file.

                                       31

CODE OF ETHICS4PNC
FORM OF APPROVAL TO SERVER AT THE REQUEST OF PNC
--------------------------------------------------------------------------------

    I. TO BE COMPLETED BY EMPLOYEE

Employee Name:          Phone Number              Business Function Area

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Name of Outside Organization   Position Being Sought
                               Director    Trustee    Officer    Other

--------------------------------------------------------------------------------

Description of Organization, Type of organization, primary activities, etc.

--------------------------------------------------------------------------------

Justification Description of Anticipated value to PNC

--------------------------------------------------------------------------------

Is the outside organization (1) a bank, thrift or other depository organization, (2) an organization that has a depository organization anywhere within its group of affiliates or (3) otherwise a
competitor of PNBC:                                                   Yes   No

Is the outside organization a public company:                         Yes   No

Does PNC or do its subsidiaries own or hold as a fiduciary an
equity interest in [ILLEGIBLE]                                        Yes   No

Would Employee's service to this outside organization present any
potential conflicts of interest factual or perceived?                 Yes   No

IF YOU ANSWERED "YES" TO ANY OF THE ABOVE QUESTIONS, PLEASE DESCRIBE [ILLEGIBLE]:

* YOU MUST CONTACT THE CORPORATE ETHICS OFFICE IF AT ANY TIME IN THE FUTURE ANY
  OF THESE ANSWERS CHANGE.

--------------------------------------------------------------------------------
 I HAVE RECEIVED, READ, UNDERSTAND AND WILL COMPLY WITH THE PNC CODE OF ETHICS
   AND THE PNC POLICY FOR EMPLOYEES HOLDING DIRECTOR AND OFFICER POSITIONS IN
                  OUTSIDE PROFIT AND NON-PROFIT ORGANIZATIONS.
--------------------------------------------------------------------------------
Signature of Employee's Manager               Date         Please Print Name
                                Recommended
                                for Approval

                                Denied
--------------------------------------------------------------------------------
Signature of Regional President               Date         Please Print Name
                                Recommended
                                for Approval

                                Denied
--------------------------------------------------------------------------------
Signature of Business CEO,
Director of Staff Function                    Date         Please Print Name
                                Recommended
                                for Approval

                                Denied
--------------------------------------------------------------------------------
Signature of Business/
Staff Function HR Manager                     Date         Please Print Name
                                Recommended
                                for Approval

                                Denied
--------------------------------------------------------------------------------

SECTION III: APPROVAL--IN ACCORDANCE WITH THE PNC CODE OF ETHICS AND THE PNC
POLICY FOR EMPLOYEES HOLDING DIRECTOR AND OFFICER POSITIONS IN OUTSIDE PROFIT
AND NON-PROFIT ORGANIZATIONS, EMPLOYEES WILL BE DEEMED TO BE SERVING IN AN
OUTSIDE ORGANIZATION AT THE REQUEST OF PNC ONLY IF THEY OBTAIN WRITTEN APPROVAL
FROM THE CEO OR VICE CHAIRMAN OF PNC. AT THE REQUEST OF PNC MEANS AT THE REQUEST
OF PNC ENTITY BY WHICH EMPLOYEE IS EMPLOYED UNLESS OTHERWISE SPECIFIED BELOW.
--------------------------------------------------------------------------------

CEO of PNC                  Approved          Denied            Date

--------------------------------------------------------------------------------

Vice Chairman of PNC        Approved          Denied            Date

--------------------------------------------------------------------------------

If Approved, list any conditions (e.g., with respect to director compensation, service or committees, etc.) _________________________

                                       32

                       PNC INSIDE-TRADING POLICY SUMMARY

This chart summarizes certain rules described m PVC Financial Services Group.
Inc.'s Insider Trading Policy (the "Policy"). It is intended to be used as a reference to help you in your compliance with the Policy. However, you should not use this summary in place of the Policy because, in addition to containing more detailed information on the rules summarized below, the Policy contains other rules and standards on topics that are not included in the summary. THE
POLICY ALSO APPLIES TO THE FOLLOWING MEMBERS OF YOUR IMMEDIATE FAMILY: YOUR
SPOUSE, MINOR CHILDREN, OLDER CHILDREN WHO LIVE IN YOUR HOUSEHOLD OR WHO RELY
PRIMARILY ON YOU FOR FINANCIAL SUPPORT, AND ANY OTHER RELATIVES (BY BLOOD,
MARRIAGE, OR OTHERWISE) LIVING IN YOUR HOUSEHOLD. YOU ARE RESPONSIBLE FOR THESE
FAMILY MEMBERS COMPLIANCE WITH THE POLICY, AND YOU MUST SEEK APPROVAL OF AND
REPORT THEIR PERSONAL SECURITIES TRANSACTIONS IN ACCORDANCE WITH THIS POLICY AS
IF SUCH TRANSACTIONS WERE FOR YOUR OWN ACCOUNT.

  SECURITIES TRANSACTION RESTRICTIONS FOR ALL EMPLOYEES, DIRECTORS. AND FAMILY
  MEMBERS:
--------------------------------------------------------------------------------
o    If you are aware of material, non-public information concerning any issuer or its securities, including but not limited to PNC, you are prohibited from buying, selling, or recommending securities of that issuer. Nor may you disclose such information to others except as set forth in this Policy.
--------------------------------------------------------------------------------
You are prohibited from conducting the following activities regarding PNC securities:

o    transactions in any derivative of a PNC security, including but not limited to puts, calls and options other than stock options granted by PNC subject to certain exceptions for employees who received PNC securities in connection with an acquisitions

o    day trading (buying and selling the same security during one calendar day)

o    short selling (selling the securities at a specified price and on a specified date without owning the securities on the trade date)
--------------------------------------------------------------------------------
  PRE-CLEARANCE APPROVAL/REPORTING REQUIREMENTS FOR RESTRICTED EMPLOYEES AND
  THEIR FAMILY MEMBERS
--------------------------------------------------------------------------------
o    Restricted Employees include members of the senior staff committee (as of the date of this Policy), the Marketing Committee Section 16 Officers, designated employees of Mergers and Acquisitions, and other employees designated by the Director of Corporate Compliance
--------------------------------------------------------------------------------
o    If you are a Restricted Employee, you must obtain the approval of the
     Corporate Secretary or designate before buying or selling PNC securities
     (including securities issued by PNC affiliates that are publicly traded), changing elections or making intra-plan transfers involving PNC securities or phantom shares, using PNC securities to secure a loan (including a margin account) or making a gift of PNC securities. Subject to certain exceptions, before buying or selling any publicly traded security other than securities issued by PNC or a PNC affiliate you must pre-clear through the Insider Transaction Authorization System. You also must provide to
     Corporate Compliance duplicate grocer confirmations and statements of purchase or sales of any publicly traded security and report in Corporate
     Compliance within 7 calendar days any trade in a publicly traded security that was made other than through a broker. Pre-Clearance Approval/Reporting
     Requirements for Outside Directors and Their Family Members
--------------------------------------------------------------------------------
  PRE-CLEARANCE APPROVAL/REPORTING REQUIREMENTS FOR OUTSIDE DIRECTORS AND
  THEIR FAMILY MEMBERS
--------------------------------------------------------------------------------
o    Members of the Boards of Directors of PNC and PNC Bank, National
     Association must obtain the approval of the Corporate Secretary or designate before buying or selling PNC securities (including securities issued by PNC affiliates that are publicly traded) using PNC securities to secure a loan (including a margin account), making a gift of PNC securities or reallocating investments within the Directors Deferred Compensation
     Plan. You must also have your broker(s) send duplicate copies of confirmations of all your purchases and sales of PNC securities (including securities issued by PNC affiliates) to the Corporate Secretary, and report to the Corporate Secretary with 7 calendar days any trade in PNC securities that was made other than through a broker.
--------------------------------------------------------------------------------
  OTHER PRE-CLEARANCE APPROVAL/REPORTING REQUIREMENTS
--------------------------------------------------------------------------------
o    As a supplement to this Policy, there are special policies and procedures on personal securities transactions that are applicable to certain business units within PNC. Employees o these business units are subject to additional requirements as set forth in special policies for their business unit, which may include pre-clearance and/or reporting requirements. You will be informed if you are in a business unit that has special policies applicable to you.
--------------------------------------------------------------------------------
  SECURITIES OF CLIENTS
--------------------------------------------------------------------------------
o    Employees of "Designated Units" are prohibited from purchasing or selling client securities. You will be infomed if you are in a Designated Unit.
--------------------------------------------------------------------------------
  SECURITIES OF AFFILIATES
--------------------------------------------------------------------------------
o    Certain PNC employees may be subject to different or additional restrictions with respect to their transactions in securities issued by PNC affiliates that are publicly traded companies. You will be informed of any such restriction if they are applicable to you.

                                       33

                               PNC INSIDER-TRADING POLICY

INTRODUCTION                   The purpose of this Insider Trading Policy
                               ("Policy") is to further compliance by PNC
                               Financial Services Group. Inc. ("PNC") and its
                               subsidiaries, employees and directors with the
                               federal securities laws and regulations. The
                               Policy is designed not only to protect us from
                               civil or criminal liability under these laws, but
                               also to protect our reputation for integrity.

                               The Code of Ethics contains additional standards
                               with respect to confidential information, and
                               should be read in conjunction with this Policy.
                               Further, your business unit may impose additional
                               requirements. You may also be subject to Office
                               of the Comptroller of the Currency requirements
                               for fiduciary activities, Securities and Exchange
                               Commission requirements, and other requirements
                               of various self-regulatory organizations.

                               Certain of the following standards and rules are,
                               of necessity, general in nature. In practice,
                               there may be situations that warrant exceptions
                               or interpretations that must be approved by the
                               General Counsel s office of PNC ("General
                               Counsel").

                               If you have questions regarding the Policy, you
                               should contact the Director of Corporate
                               Compliance or the General Counsel. Further, if
                               you suspect a violation of this Policy, you
                               should contact the Director of Corporate
                               Compliance or the General Counsel, or use any of
                               the reporting procedures set forth in the PNC
                               Code of Ethics.

                               You are required to be familiar with and abide by
                               this Policy. You must read it carefully and
                               retain it. New employees will be required to
                               certify in writing that they understand and will
                               comply with the Policy. From time to time
                               employees may also be asked to re-certify in
                               writing that they have followed the Policy.

                               References to "PNC" apply to PNC Financial
                               Services Group. Inc. and all organizations
                               directly or indirectly under its control.
                               References to an "affiliate" apply to the
                               organization under the control of PNC with which
                               an employee or director is associated.

WHAT IS "INSIDER TRADING"      "Insider trading" generally involves the purchase
                               or sale of securities while aware of material,
                               non-public information ("inside information"). A
                               person who communicates inside information (a
                               "tipper") to another person (a "tippee") may also
                               be liable if the tippee purchases or sells a
                               security while aware of such information.

                               Penalties for insider trading violations are
                               substantial. Civil penalties may be as high as
                               three times the profit gained or loss avoided as
                               a result of an unlawful purchase or sale of a
                               security. For controlling persons who knowingly
                               or recklessly fail to take appropriate measures
                               designed to prevent the occurrence of insider
                               trading violations, civil penalties of up to the
                               greater of three times the profit gained or loss
                               avoided or $1,000,000 may be imposed. In
                               addition, criminal fines and jail terms may be
                               imposed.

                                       34

WHAT IS "MATERIAL              Material information generally means information
 INFORMATION"?                 relating to a company that issues securities (an
                               "issuer"), such as information about its business
                               operation, or securities, the public
                               dissemination of which would likely affect the
                               market price of any of its securities, or which
                               would likely be considered important by a
                               reasonable investor in determination whether to
                               buy, sell, or hold such securities.

WHAT IS "NON-PUBLIC            Information that has not been disclosed to the
 INFORMATION"?                 public is generally non-public. To show that
                               information is public, there must be evidence
                               that it is widely disseminated. Information would
                               generally be considered widely disseminated if it
                               has been disclosed, for example on the Dow Jones
                               broad tape, news wire services such as AP or
                               Reuters, radio or television, or in newspapers or
                               magazines, or public disclosure documents filed
                               with the Securities and Exchange Commission, such
                               as prospectuses, proxy statements, and periodic
                               reports.

EXAMPLES OF INSIDE             It is impossible to provide a complete list of
 INFORMATION                   information that may constitute inside
                               information, but it may include:

                                   o Unpublished financial reports or
                                     projections;

                                   o Information about current, proposed, or
                                     contemplated transactions, business plans,
                                     financial restructurings, or acquisition
                                     targets;

                                   o Dividend increases or decreases;

                                   o Extraordinary borrowings or liquidity
                                     problems;

                                   o Material defaults under agreements or
                                     actions by creditors, clients, or suppliers
                                     relating to a company's credit standing;

                                   o Proposed or contemplated issuance,
                                     redemption, or repurchase of securities or
                                     stock splits;

                                   o Significant expansions or contractions of
                                     operations, including acquisitions,
                                     mergers, divestitures, and joint ventures,
                                     and purchases of sales of substantial
                                     assets;

                                   o Major new product developments;

                                   o Significant increase or decrease in
                                     business or information about mayor
                                     contracts;

                                   o Institution of, or developments in, major
                                     litigation, investigations, or regulatory
                                     actions or proceedings; and

                                   o Developments regarding a company's senior
                                     management.

STATEMENT OF GENERAL POLICY    The following rules relate to your personal
 APPLICABLE TO ALL EMPLOYEES   securities transactions. For purposes of these
 AND DIRECTORS                 rules, your personal securities transactions
                               include the securities transactions of your
                               immediate family members, and the securities
                               transactions of accounts in which you or your
                               immediate family members have a beneficial
                               interest or over which you or your

                                       35

                               immediate family members exercise investment
                               discretion or control. If you or an immediate
                               family member exercises investment discretion or
                               control over non-related customer accounts in the
                               normal course of employment responsibilities,
                               those accounts are not subject to the
                               pre-clearance and reporting requirements
                               described below. However, transactions in such
                               accounts may be subject to review by audit or
                               compliance personnel.

                               Immediate family members consist of your spouse,
                               any minor children, older children living in your
                               household, older children who rely primarily on
                               you for financial support, and any other
                               relatives (by blood. marriage, or otherwise)
                               living in your household. THE PERSONAL SECURITIES
                               TRANSACTIONS OF YOUR IMMEDIATE FAMILY MEMBERS ARE
                               SUBJECT TO THIS POLICY. YOU ARE RESPONSIBLE FOR
                               THEIR TRANSACTIONS BEING IN COMPLIANCE WITH THESE
                               RULES, AND YOU MUST PRE-CLEAR AND REPORT THEIR
                               PERSONAL SECURITIES TRANSACTIONS AS IF SUCH
                               TRANSACTIONS WERE FOR YOUR OWN ACCOUNT.

                               1. General prohibition on insider trading:

                                  o  If you are aware of inside information
                                     concerning an issuer or its securities,
                                     including but not limned to PNC, you are
                                     prohibited from buying, selling, or
                                     recommending securities of that issuer. You
                                     also may not disclose such information to
                                     any other person, unless:

                                     o  that person is employed by PNC and has a
                                        need to know such information in
                                        connection with his or her employment or
                                        supervisory responsibilities:

                                     o  that person is employed by an outside
                                        firm (such as a law, accounting, or
                                        investment banking firm) retained be PNC
                                        and needs to know the information in
                                        connection with the service to be
                                        prodded be the firm to PVC: or

                                     o  disclosure is otherwise authorized by
                                        the General Counsel.

                               2. Special rules regarding PNC Financial Services
                               Group, Inc. securities:

                                  o  You are prohibited from purchasing or
                                     selling PNC securities beginning 15 days
                                     before the end of a calendar quarter until
                                     the second business day after PNC release,
                                     its earnings results for that quarter (the
                                     "Blackout Period"). This prohibition does
                                     not include exercising with cash or already
                                     owned PNC securities an option on PNC
                                     securities granted by PNC and holding the
                                     underlying securities received as a result
                                     of the option exercise. All pending
                                     purchase and sale orders regarding PNC
                                     securities that could be executed during a
                                     Blackout Period must be canceled before the
                                     beginning of the Blackout Period.

                                  o  You are prohibited from engaging in
                                     transactions in any derivative of PVC
                                     securities, including but not limited to
                                     puts, calls, and options. You are also
                                     prohibited from day trading (buying and
                                     selling the same securities during one
                                     calendar day)

                                       36

                                     and short selling (selling the securities
                                     on a specified price on a specified date
                                     without owning the securities on the trade
                                     date) PNC securities. The receipt or
                                     exercise of an option grant or other
                                     derivative security pursuant to a PNC
                                     compensation plan is not a violation of the
                                     Policy.

                               Note: There is a limited exception to the
                               prohibition on derivative transactions or
                               employees who have received PNC securities in
                               connection with an acquisition. This exception is
                               not available to PNC executive officers who are
                               subject to Section 16 of the Securities Exchange
                               Act of 1934. You will be informed if this
                               exception applies to you. If this exception
                               applies:

                                  o  You may sell or "write" covered call
                                     options, or purchase protective puts
                                     (either alone or in combination, as, for
                                     example, in establishing a collar),
                                     provided that such derivative instruments
                                     relate only to the number of PNC shares you
                                     originally acquired in connection with the
                                     acquisition.

                                  o  You may not enter into these transactions
                                     during a Blackout Period or at an c time
                                     when you are aware of inside information
                                     regarding PNC.

                                  o  You must remain "covered" (that is, you
                                     must not sell the underlying PNC shares
                                     with respect to which you have entered into
                                     the derivative transaction) at all times
                                     during the term of the derivative
                                     instrument.

                                  o  You may not exercise am such instrument
                                     during a Blackout Period or at any time
                                     when you are aware of inside information
                                     regarding PNC. (The exercise by a
                                     counterparty to such a derivative
                                     transaction would not be deemed to violate
                                     this restriction.)

                                  o  If you fail to meet a margin call or
                                     otherwise default on a loan secured by PNC
                                     securities, and the PNC securities are
                                     liquidated during a Blackout Period or
                                     while you are aware of inside information,
                                     you may be deemed to be in violation of
                                     this Policy.

PRE-CLEARANCE AND REPORTING    Restricted Employees and Directors (each as
 REQUIREMENTS                  defined below) are subject to additional
                               pre-clearance and reporting requirements. If you
                               are subject to these requirements, under no
                               circumstance may you effect a transaction in any
                               securities while you are aware of inside
                               information, even if you have received
                               pre-clearance. The ultimate responsibility for
                               determining whether you have inside information
                               rests with you. Pre-clearance of any particular
                               transaction under this Policy will not
                               necessarily protect you from liability under the
                               laws prohibiting insider trading.

                                 Restricted Employees

                                 Restricted Employees include members of PNC's
                                 senior officer committee (the Marketing
                                 Committee, as of the effective date of this

                                       37

                                 Policy), executive officers who are subject to
                                 the reporting requirements of Section 16 of the
                                 Securities Exchange Act of 1934, designated
                                 employees of Mergers and Acquisitions, and
                                 other employees designated by the Director of
                                 Corporate Compliance. You will be informed if
                                 you have been designated a Restricted Employee.

                                 If you are a Restricted Employee, you must
                                 obtain the approval of the Corporate Secretary
                                 or designate before:

                                   o buying or selling PAC securities and
                                     securities issued by PNC affiliates that
                                     are publicly traded companies.

                                   o making changes in elections or intra-plan
                                     transfers involving PNC securities or
                                     phantom shares under any PNC compensation
                                     or benefit plan.

                                   o using PNC securities to secure a loan
                                     (including a margin account), or

                                   o making a gift of PNC securities.

                                 You must also pre-clear through the Insider
                                 Transaction Authorization System before buying
                                 or selling any publicly traded security other
                                 than securities issued by PNC or a PNC
                                 affiliate.

                                 Restricted Employees must have their broker(s)
                                 send duplicate copies of trade confirmations
                                 and periodic statements of all of your
                                 purchases and sales of publicly traded
                                 securities to Corporate Compliance at the same
                                 time the broker sends confirmations to you. In
                                 addition, you must report to Corporate
                                 Compliance any transaction in a publicly traded
                                 security other than through a broker-dealer not
                                 later than 7 calendar days after such
                                 transaction.

                                 The pre-clearance and reporting requirements do
                                 not apply to security transactions involving
                                 open-end mutual funds (such as money market
                                 funds), unit investment trusts, and U.S.
                                 government or federal agency obligations;
                                 reinvestment of dividends pursuant to an
                                 issuer's dividend reinvestment plan (but do
                                 apply to additional voluntary purchases or
                                 sales effected through such a plan); purchases
                                 of PNC securities under the Employee Stock
                                 Purchase Plan; or other situations where the
                                 Director of Corporate Compliance determines
                                 that pre-clearance or reporting is not
                                 necessary.

                                 Outside Directors

                                 Members of the Boards of Directors of PNC and
                                 PNC Bank, National Association must obtain the
                                 approval of the Corporate Secretary before:

                                   o buying or selling PNC securities and
                                     securities issued by PNC affiliates that
                                     are publicly traded companies,

                                   o using PNC securities to secure a loan
                                     (including a margin account),

                                       38

                                   o making a gift of PNC securities, or

                                   o reallocating investments within the
                                     Directors Deferred Compensation Plan.

                               If you are a director, you must have your
                               broker(s) send duplicate copies of trade
                               confirmations of all of your purchases and sales
                               of PNC securities (and PNC affiliates' publicly
                               traded securities) to the Corporate Secretary at
                               the same time the broker sends confirmations to
                               you. In addition, you must report to the
                               Corporate Secretary any transaction in PNC
                               securities other than through a broker-dealer not
                               later than 7 calendar days after such
                               transaction.

                               The pre-clearance and reporting requirements do
                               not apply to the reinvestment of dividends
                               pursuant to PNC's dividend reinvestment plan (but
                               do apply to additional voluntary purchases or
                               sales effected through the plan).

OTHER PRE-CLEARANCE AND        A business unit may have or adopt policies
 REPORTING REQUIREMENTS        governing the personal securities transactions of
                               some or all of the employees of that business
                               unit. For example, certain fiduciary, investment
                               advisory, securities brokerage, and similar
                               business units have supplemental policies
                               governing the personal securities transactions of
                               their employees. Such additional restrictions may
                               include the pre-clearance of securities
                               transactions or reporting requirements. You will
                               be informed if you are in a business unit that
                               has special policies applicable to you, and you
                               will be required to be familiar with and abide by
                               these policies.

SECURITIES OF CLIENTS          Employees of certain business units ("Designated
                               Units") are prohibited from purchasing or selling
                               securities of their client. Employees will be
                               informed if they are in a Designated Unit to
                               which this restriction applies.

                               If you are in a designated unit and acquired
                               securities of a client in a transaction permitted
                               by the Insider Trading Policy in effect before
                               this Policy, or before commencing employment in
                               your business unit, you may continue to hold such
                               securities, but may not acquire any additional
                               securities of that client. You must disclose this
                               investment to your business unit manager and
                               Corporate Compliance, and must obtain clearance
                               from your business unit manager and Corporate
                               Compliance before selling any such client
                               securities.

SECURITIES OF AFFILIATES       Certain PNC employees may be subject to different
                               or additional restrictions with respect to their
                               transactions in securities issued by PNC
                               affiliates that are publicly-traded companies.
                               You will be informed of any such restrictions if
                               they are applicable to you.

INFORMATION BARRIERS           Because PNC is a diversified financial
                               institution, one business unit may have inside
                               information about an issuer while another
                               business unit that does not have such information
                               may wish to buy or sell that issuer's securities
                               or recommend a purchase or sale of such
                               securities.

                                       39

                                 Information Barriers are policies and
                                 procedures designed to separate business units
                                 that are likely to receive inside information
                                 from business units that purchase, sell, or
                                 recommend the purchase or sale of securities.
                                 Information Barrier policies and procedures
                                 will be implemented for each applicable
                                 business unit.

POLICY PRESENTATION            A video tape that includes a summary of insider
                               trading laws and review of this Policy will be
                               shown to each new employee of PNC. All new
                               employees will be required to certify in writing
                               that they have seen or listened to the video
                               tape, understand this Policy, and will comply
                               with the rules and standards set forth in this
                               Policy. Existing employees may from time to time
                               also be required to provide a written
                               certification that they have followed this
                               Policy. Periodically, the rules set forth in this
                               Policy will be reviewed with all employees
                               through meetings, internal communications and
                               publications, or other means.

AUDIT                          The General Auditor of PNC has the authority to
                               audit compliance with this Policy and the
                               policies of the business units. Each employee
                               must cooperate with such an audit, including
                               requests to provide documentation.

NONCOMPLIANCE                  If you fail to comply with this Policy (including
                               the refusal to re-certify compliance with it upon
                               request or cooperate with an audit), you will be
                               subject to disciplinary action, which could
                               include termination of employment. In addition,
                               apparent or suspected violations of laws
                               applicable to PNC s business may be reported to
                               appropriate authorities.

                                 This Policy is not intended to result in the
                                 imposition of legal liability that would not
                                 exist in the absence of the Policy.

                                       40

                               DRUG ABUSE POLICY SUMMARY

SUMMARY                        We are committed to promoting and maintaining a
                               drug-free workplace. An employee's illegal rue of
                               drugs interferes with effective and safe job
                               performance, which is a matter of company
                               concern. For this reason, it is our policy to
                               prohibit employees from illegally using,
                               possessing, distributing, selling or
                               manufacturing, or being under the illegal
                               influence of drugs while working or while on
                               company property.

                                 "Drugs" refer to, but are not limited to,
                                 controlled substances and any potentially
                                 mind-altering chemicals. This includes, but is
                                 not limited to, depressants (barbiturates);
                                 stimulants (amphetamines); cocaine; narcotics
                                 (opiates, such as heroin, morphine and
                                 codeine); hallucinogens (PCP, LSD); methadone,
                                 marijuana and other cannabinoids; legally
                                 obtainable drugs, with prescriptions (Darvon,
                                 Valium, Librium); and over-the-counter drugs.

                                 According to the PNC Bank Drug Abuse Policy, a
                                 job applicant who is offered employment must
                                 successfully pass a drug screening test as a
                                 condition of employment. Failure to pass the
                                 test will render the offer null and void. In
                                 addition, an employee may be asked to submit to
                                 a drug screening test where there is reason to
                                 believe that he or she may have violated the
                                 Drug Abuse Policy. Further, in the future, drug
                                 screening tests may be conducted on those
                                 employees whose jobs are of a sensitive nature
                                 and whose use of drugs, therefore, would pose a
                                 risk to the company or the security or safety
                                 of co-workers and the public.

                                 We have developed procedures and guidelines for
                                 determining whether to require an employee to
                                 take a drug test. The procedures include
                                 possible consultation with designated legal and
                                 Human Resources personnel and/or a medical
                                 evaluation. Because employees will only be
                                 required to take a test when there is
                                 reasonable cause to believe that the employee
                                 may have violated the Drug Abuse Policy, and
                                 after specified procedures have been followed,
                                 the employment of an employee who refuses to
                                 take a drug test will be terminated.

                                 All drug screening tests will be conducted by
                                 an independent, certified toxicology
                                 laboratory, and all test results will be
                                 reviewed by an independent Medical Review
                                 Officer.

                                 We have the right to search all company
                                 property assigned to employees and personal
                                 possessions brought onto company property or
                                 premises. The privacy of employees will be
                                 preserved to the extent possible.

                                 Employees who violate the Drug Abuse Policy
                                 will be subject to disciplinary action up to
                                 and including employment termination.

                                 Employees are encouraged to seek help with any
                                 drug abuse problem and are reminded of the
                                 availability of the various corporate benefit

                                       41

                                 programs. Any eligible employee may voluntarily
                                 participate in a recognized drug rehabilitation
                                 and/or other appropriate counseling program to
                                 treat an existing drug use problem provided
                                 that he or she has not previously violated the
                                 Drug Abuse Policy. In that event, admitting to
                                 drug use and participating in a drug
                                 rehabilitation and/or other appropriate
                                 counseling program will not be considered a
                                 violation of the Drug Abuse Policy as long as
                                 the employee successfully completes the program
                                 and agrees to be subject to random drug
                                 screening tests for a period of two years and
                                 one month following initiation of the program.

                                 Any employee who participates in a drug
                                 rehabilitation and/or counseling program,
                                 whether voluntarily or as a result of
                                 disciplinary action, will be subject to random
                                 drug screening tests for a period of two years
                                 and one month following initiation of the
                                 program.

                                 Employees who are convicted in a court of law
                                 or plead guilty to the use, possession,
                                 manufacture, distribution and/or sale of drugs
                                 occurring on company premises are required to
                                 notify us in writing within five days of such
                                 conviction or plea.

                                 Notwithstanding the foregoing, management has
                                 the right to take whatever disciplinary action
                                 it deems advisable, and deny any or all
                                 benefits under the Drug Abuse Policy, if such
                                 employee has violated any other PNC Bank and/or
                                 company policy or procedure.

                                 Any employee who wishes to review the PNC Bank
                                 Drug Abuse Policy should contact his or her
                                 market Human Resources representative.

                                       42

                        PNC BANK ELECTRONIC MEDIA POLICY

INTRODUCTION

                               PNC Bank ("PNC") employees may have access to and
                               use one or more forms of electronic media, for
                               example, e-mail products such as OfficeVision and
                               Lotus Notes, online services, the Internet, the
                               World Wide Web, PNC Intranet and electronic
                               devices such as cellular phones and facsimile
                               machines. PNC encourages proper use of these
                               media because they make communication more
                               efficient and effective and because they are
                               valuable sources of information.

                                 The purpose of this Electronic Media Policy
                                 ("Policy") is to summarize key elements of what
                                 constitutes the proper use of electronic media
                                 by PNC employees. The Policy applies to your
                                 use of all electronic media and services when:

                                   + accessed on, or from, company premises:

                                   + accessed using company computers, facsimile
                                     machines or other equipment;

                                   + using PNC's leased or purchased services
                                     (e.g., the PNC corporate network, the
                                     company s Internet connection or external
                                     service providers); or

                                   + the media is used in a manner that
                                     identifies the employee with PNC Bank
                                     (e.g., you join a chat room or publish a
                                     comment on the Internet referencing PNC).

                                 You should be aware that the Policy applies
                                 even when using your own personal computer,
                                 cellular phone or other resources, if one of
                                 the above factors applies.

                                 This Policy is part of the PNC Bank Code of
                                 Ethics. Other PNC policies and procedures may
                                 also be applicable and should be considered.

ELECTRONIC MEDIA: COMPANY      Electronic media and services are resources
 PROPERTY AND BUSINESS USE     provided by the company to facilitate
                               company-related business. Employees need to
                               demonstrate a sense of responsibility and good
                               judgment, just as with any company resource.

                                   + You may not create, scan, fax, download,
                                     copy, or send articles, jokes, stories,
                                     chain letters and other similar items of
                                     personal interest to another employee,
                                     person or entity.

                                   + You may not use e-mail products for any
                                     purpose unrelated to performance of your
                                     job duties, such as to sell raffle rackets
                                     or tickets to personal dinner events,
                                     unless directed by your supervisor or
                                     manager. Solicitations are governed by
                                     PNC's solicitation policy ((Section)
                                     2.09.4, Code of Ethics).

                                   + You may never use electronic (or any other)
                                     media to communicate offensive, harassing,
                                     pornographic or other inappropriate
                                     material.

                                       43

                                 Should you have questions on what is
                                 appropriate business use of electronic media,
                                 please contact your supervisor, your Human
                                 Resources representative or any other Key
                                 Contact as set forth in the Addendum to PNC's
                                 Code of Ethics.

SOFTWARE AND COPYRIGHTS        Only software developed, owned or licensed by PNC
                               Bank may be installed on PNC computing resources
                               and used for the purpose of promoting PNC's
                               business. All employees are required to comply
                               with software copyright laws and licensing
                               agreements. Unauthorized duplication of licensed
                               software and documentation is strictly
                               prohibited.

ELECTRONIC MEDIA PRIVACY       PNC Bank does not guarantee the privacy of
                               communications transmitted over company
                               established electronic media links. You should
                               assume such communications are not private, and
                               you should observe the Confidentiality section of
                               the PNC Bank Code of Ethics ((Section) 2.01).
                               Especially with cellular phones, you should
                               assume that a third party may have the
                               opportunity to overhear your conversation. Your
                               use of electronic media, and the content of your
                               communications, is subject to monitoring by PNC
                               for operational, maintenance, security, business,
                               legal of regulatory reasons.

SYSTEM SECURITY                PNC policies regarding system security are set
                               forth in PNC's Information Security Policy
                               Manual; detailed Internet security controls and
                               design requirements are provided at (Section)
                               1100, No. 1104. Important considerations you
                               should be aware of:

                                   + Any business requirement resulting in file
                                     transfers over the Internet must be
                                     approved by your cost center manager. All
                                     files downloaded from the Internet must be
                                     from "known" reliable sources and must be
                                     scanned with PNC Bank standard anti-virus
                                     software.

                                   + You may not use the Internet to communicate
                                     sensitive or confidential information
                                     unless management approved encryption
                                     standards are implemented. The
                                     Confidentiality section of the Code of
                                     Ethics ((Section) 2.01) should be observed
                                     in any communications using electronic
                                     media.

                                   + Access to the Internet from company
                                     resources (i.e., from PNC equipment or
                                     through PNC employees) must be provided
                                     through secured corporate gateways,
                                     approved and configured in accordance with
                                     PNC Information Technology Services
                                     standards. Passwords maintained on
                                     Internet-based systems must be different
                                     from passwords used on PNC Bank systems.

                                   + Certain Internet browsers and other similar
                                     technologies which are used to access World
                                     Wide Web-based resources and services,
                                     include the ability to store information
                                     locally in files that can be retained for
                                     an indefinite period. Browsers must be
                                     configured to ensure that any "temporary"
                                     information used during online sessions is
                                     not permanently stored on local user
                                     computers.

                                       44

                                 You should also be aware that the network
                                 services and World Wide Web sites can identify
                                 individuals and companies accessing their
                                 services, and can and do monitor access and
                                 usage.

                                 Questions regarding any Information Security
                                 policy can be directed to the Information
                                 Security Hotline at 1-800-289-1732.

PNC PRODUCTS AND SERVICES:     Products and services provided by PNC, regardless
 PUBLIC RELATIONS AND          of the media used, are subject to a variety of
 CUSTOMER INTERACTION          legal and regulatory restrictions applicable to
                               such matters as advertising, product and service
                               availability, costs and fees, and disclosures and
                               descriptions. Existing guidelines regarding
                               product functions and features need to be
                               complied with by all employees. The policies and
                               procedures that govern employee behavior
                               regarding customer contact are applicable to all
                               interactions via electronic media.

                                   + Employees should not use their status as
                                     PNC employees to set forth opinions,
                                     comments or information that may be
                                     contrary to PNC's interests. Therefore,
                                     participation in online chat rooms and
                                     publication of information involving PNC
                                     must be conducted with care. You may not
                                     use company resources to create your own
                                     personal Web site.

                                   + Any negative or misleading information
                                     found on electronic media concerning PNC
                                     Bank should be referred to Public Relations
                                     immediately. Individual employees should
                                     not respond to such items.

                                   + The standards for the Internet apply the
                                     same basic, corporate identity standards as
                                     those used in print which meet the
                                     objectives of visual clarity and
                                     consistency.

                                   + Lines of business creating a PNC Intranet
                                     must observe corporate standards, including
                                     those defined for the PNC logo.

                                 The Public Relations Department should be
                                 consulted if you have any questions.

ENFORCEMENT                    In today's business environment, electronically
                               distributed information can be transmitted much
                               more quickly than in the past, so it is important
                               to use caution and abide by the above principles
                               in all stages of the use of electronic media.

                                 Any employee found to be abusing the privilege
                                 of company-facilitated access to electronic
                                 media or services is subject to disciplinary
                                 action, which may include termination of
                                 employment. Please speak to your supervisor or
                                 manager if you have any questions or contact
                                 the resources identified above. You may also
                                 use your Key Contacts and Reference Guide in
                                 your Code of Ethics Addendum to help you reach
                                 the appropriate person at PNC to assist you.

                                       45

                         PNC BANK CUSTOMER INFORMATION

                               PRIVACY PRINCIPLES

INTRODUCTION                   At PNC Bank, our mission is to meet the desires
                               of our customers. As financial services
                               professionals entrusted with sensitive financial
                               information, we respect the privacy of our
                               customers and are committed to treating customer
                               information responsibly. Our Customer Information
                               Privacy Principles serve as standards for all PNC
                               Bank employees for collection. use, retention,
                               and security of individual customer information.

PNC BANK COLLECTS AND          We limit the amount and type of customer
 RETAINS ONLY CUSTOMER         information we collect and retain to that which
 INFORMATION THAT IS NEEDED    is required to establish and manage customer
                               accounts, understand customer needs, provide
                               customer services, offer new products and
                               services, and comply with legal and regulatory
                               requirements.

PNC BANK EMPLOYEES ARE         We limit employee access to customer information
 RESPONSIBLE FOR CUSTOMER      to those employees with a legitimate business
 INFORMATION PROTECTION        need for the information. We have policies,
                               procedures, employee orientation, and
                               communication programs designed for the
                               protection of customer information. It is the
                               responsibility of each PNC Bank employee to
                               comply with our Customer Information Privacy
                               Principles policies and procedures. Failure to
                               comply subjects our employees to disciplinary
                               action.

PNC BANK STRIVES TO MAINTAIN   We have implemented internal controls and
 THE ACCURACY OF CUSTOMER      procedures designed to keep and report customer
 INFORMATION                   information as accurately and completely as
                               possible. We respond promptly when a customer
                               tells us his or her information is not accurate.

PNC BANK LIMITS THE INTERNAL   We share non-transactional personal information,
 DISCLOSURE OF CUSTOMER        such as applications, financial statements, and
 INFORMATION                   credit reports, among PNC Bank companies. We
                               provide our consumer customers the opportunity to
                               opt-out of such inter-company information
                               sharing, except where such information is used to
                               enable one PNC company to service customer
                               accounts for another.

PNC BANK LIMITS THE EXTERNAL   We do not disclose customer information outside
 DISCLOSURE OF CUSTOMER        the PNC Bank companies, except:
 INFORMATION

                                   + to conduct our business (for example, in
                                     connection with completing customer
                                     transactions, transferring customer

                                       46

                                     accounts, or sharing information with
                                     credit reporting agencies, persons
                                     verifying account status, or persons
                                     providing services for us).

                                   + when we suspect fraud or are otherwise
                                     required or permitted to do so by law or
                                     regulation.

                                   + when a customer requests or gives us
                                     permission to do so, or

                                   + to make available products or services we
                                     believe may be of interest to our
                                     customers. Those companies outside PNC Bank
                                     that we select to offer services or
                                     products to our customers must agree to
                                     respect the privacy of our customer
                                     information.

PNC BANK RESPECTS OUR          We honor our consumer customers requests to be
 CUSTOMERS' SOLICITATION       excluded from marketing solicitations.
 PREFERENCES

PNC BANK PROVIDES OUR          Our Customer Information Privacy Principles are
 CUSTOMERS ACCESS TO OUR       readily available to our customers through
 PRIVACY PRINCIPLES            brochures, customer mail, web-sites, and
                               toll-free telephone numbers.

PNC BANK PROVIDES SECURITY     We use advanced technology and information
 SAFEGUARDS TO PROTECT         management techniques to implement security,
 CUSTOMER INFORMATION          audit, and control programs designed to protect
                               customer information.

PNC BANK PROTECTS CUSTOMER     We protect the privacy of customer information
 INFORMATION ON OUR            sent to and from our web-sites. In addition to
 WEB-SITES                     the security and privacy standards that are
                               applied to traditional banking transactions, we
                               also use specific controls designed to identify
                               and authenticate all our online customers and
                               prevent and detect unauthorized access to our
                               web-sites.

These Privacy Principles are effective as of October 1, 1998 and may be modified from time to time.

                                       47

                           PNC STOCK OWNERSHIP POLICY
      (POLICY REGARDING OWNERSHIP OF STOCK IN PUBLICLY HELD SUBSIDIARIES)

PURPOSE                        This is the stock ownership policy contemplated
                               by Section 2.05.8 of the PNC Code of Ethics. The
                               purpose of this policy is to avoid conflicts of
                               interest or the appearance of conflicts of
                               interest on the part of PNC personnel who are
                               responsible for the relationship or transactions
                               between PNC and its publicly held subsidiaries,
                               while promoting ownership of stock in PNC and its
                               publicly held subsidiaries.

SCOPE                          This policy applies to PNC personnel who act, and
                               exercise decision-making authority, on behalf of
                               PNC with respect to the relationship or
                               transactions between PNC and its publicly held
                               subsidiaries. This policy does not apply to
                               directors, officers and employees of a publicly
                               held subsidiary whose principal employment or
                               relationship is with that subsidiary.

DEFINITIONS                      1. For purposes of this policy, PNC includes
                                    PNC Financial Services Group, Inc. and its
                                    subsidiaries other than the publicly held
                                    subsidiary in question.

                                 2. PNC personnel includes directors, officers
                                    and employees of PNC Financial Services
                                    Group, Inc. and any of its subsidiaries
                                    other than persons whose principal
                                    employment or relationship is with the
                                    publicly held subsidiary in question.

                                 3. Publicly held subsidiary means any entity in
                                    which PNC Financial Services Group, Inc.
                                    directly or indirectly owns at least 25% of
                                    the outstanding capital stock or other
                                    equity interest and that is subject to
                                    periodic reporting requirements under the
                                    federal securities laws.

RELATIVE OWNERSHIP             PNC personnel within the scope of this policy
 REQUIREMENT                   shall not acquire or hold an equity interest in a
                               publicly held subsidiary of PNC that materially
                               exceeds in value of such person's equity interest
                               in PNC Financial Services Group, Inc.

                                 Your equity interest will be based for this
                                 purpose on the fair market value of securities
                                 (including phantom stock units) owned directly
                                 or indirectly through employee benefit or
                                 deferred compensation plans, owned beneficially
                                 through trusts or other vehicles, or that may
                                 be acquired upon exercise of stock options,
                                 whether exercisable or not.

                                 Your equity interest includes securities owned
                                 by your spouse, any minor children, older
                                 children living in your household, older
                                 children who rely primarily on you for
                                 financial support, and other relatives (by
                                 marriage or otherwise) living in your
                                 household.

MONITORING REQUIREMENTS        PNC personnel within the scope of this policy
                               should monitor their compliance with this Policy.

                                 PNC personnel subject to this policy have 90
                                 days from discovering an instance of
                                 noncompliance to reestablish compliance with
                                 this

                                       48

                                 policy, unless an exception is granted or,
                                 under applicable insider trading policy or law,
                                 securities transactions to reestablish
                                 compliance are restricted in this time frame.
                                 In the latter event, compliance must be
                                 reestablished promptly after such restriction
                                 lapses.

QUESTIONS                      Questions regarding this policy should be
                               directed to PNC s General Counsel or Corporate
                               Secretary.

                                       49

             PNC POLICY FOR EMPLOYEES HOLDING DIRECTOR AND OFFICER
            POSITIONS IN OUTSIDE PROFIT AND NON-PROFIT ORGANIZATIONS

INTRODUCTION                   The purpose of the PNC Policy for Employees
                               Holding Director and Officer Positions in Outside
                               Profit and Non-Profit Organizations ("Policy") is
                               to establish certain rules and procedures for
                               employees who hold or are considering taking a
                               position as a director, trustee, officer or other
                               similar position in a for-profit or non-profit
                               corporation or other organization outside of PNC
                               ("director officer positions"). This Policy
                               applies to all outside director officer positions
                               you currently hold as well as to any future
                               positions and should be read together with the
                               entire PNC Code of Ethics. It is your
                               responsibility to understand and comply with this
                               Policy and the PNC Code of Ethics.

                                 If you have any questions regarding this
                                 Policy, you should contact your manager, your
                                 Human Resources (HR) representative, the
                                 Corporate Ethics Office, or any of the Key
                                 Contacts identified in the Addendum to the PNC
                                 Code of Ethics. References to "PNC" apply to
                                 The PNC Financial Services Group, Inc. and/or
                                 its subsidiaries.

SERVING AT THE REQUEST OF PNC  Employees will be deemed to be serving a director officer position in an organization outside of
                               PNC at the request of PNC only if they obtain
                               written approval from the CEO or the Vice
                               Chairman of The PNC Financial Services Group,
                               Inc. (or in the case of the CEO or the Vice
                               Chairman, from the Board of Directors or its
                               Corporate Governance Committee).

                                 Note: "At the request of PNC" means at the
                                 request of the PNC entity by which the employee
                                 is employed unless otherwise specified on the
                                 written approval form.

APPROVAL REQUIREMENTS IF        +  Employees who are asked to serve in a
 YOU ARE SERVING AT THE            director officer position in an outside
 REQUEST OF PNC                    organization at the request of PNC must
                                   submit the "Form of Approval to Serve at the
                                   request of PNC" to the Corporate Ethics
                                   Office. Prior to submission for final
                                   approval by the CEO or the Vice Chairman,
                                   the request must first be approved by the
                                   employee s Manager, Business CEO or Director
                                   of Staff Function, Business HR Manager (as
                                   applicable), and Regional President. You can
                                   obtain a copy of this form on Lotus Notes,
                                   from PNC's internal website, from your HR
                                   representative, or from the Corporate Ethics
                                   Office.

                                +  The CEO or the Vice Chairman will be deemed
                                   to be serving at the request of PNC if the
                                   outside director officer position is
                                   approved by The PNC Financial Services
                                   Group, Inc. Board of Directors or its
                                   Corporate Governance Committee.

                                +  Approvals for all such requests will be
                                   based on the best interest of PNC. Approvals
                                   will be reviewed annually by the CEO or Vice

                                       50

                                    Chairman or, in the case of the CEO or the
                                    Vice Chairman, by the Corporate Governance
                                    Committee, and may be modified or withdrawn
                                    at any time.

                                 +  Employees will be considered for possible
                                    coverage in their capacity as outside
                                    directors officers under PNC's directors and
                                    officers liability insurance policy and for
                                    possible indemnification by the applicable
                                    PNC entity only with respect to outside
                                    director officer positions approved as being
                                    at the request of PNC in accordance with
                                    this Policy, subject in each case to
                                    applicable law and governing documents. Any
                                    exceptions must be approved by the CEO or
                                    the Vice Chairman of The PNC Financial
                                    Services Group, Inc. (or, in the case of the
                                    CEO or the Vice Chairman, by the Board of
                                    Directors or its Corporate Governance
                                    Committee).

PUBLIC OFFICE DIRECTORS/       Employees considering or accepting a director
 OFFICERS                      officer position that is also a public office
                               position (such as a school board director) must
                               comply with the PNC Public Office Policy, which
                               is Exhibit 8 to the PNC Code of Ethics.

ALL OTHER OUTSIDE DIRECTOR/    Employees otherwise wishing to serve in a
 OFFICER POSITIONS             director officer position in an outside
                               organization are not required to provide
                               notification or to obtain approval from PNC.
                               However, the following rules apply:

                                 1. You may not serve if the outside
                                    organization is a PNC competitor.

                                    Note: For purposes of this Policy, a
                                    competitor means any organization wherever
                                    located, that engages in any of the same
                                    businesses as PNC. Further, if an outside
                                    organization is or has a bank, thrift or
                                    other depository organization anywhere
                                    within its group of affiliates, all members
                                    of that group are considered competitors.

                                 2. You may not serve if you involvement with
                                    the outside organization would interfere
                                    with or impede your ability to perform your
                                    job duties and responsibilities at PNC.

                                 3. You may not serve if your involvement with
                                    the outside organization would create a
                                    conflict with, or be reasonably perceived as
                                    conflicting with, the interests of PNC. If
                                    you accept a director officer position in an
                                    outside organization and a conflict of
                                    interest (actual or perceived) develops, you
                                    may be required to leave the outside
                                    organization or to resign your position with
                                    PNC.

                                 4. Under certain circumstances, you may not
                                    serve if PNC holds an equity interest in the
                                    outside organization. It is your
                                    responsibility to ask the outside
                                    organization if PNC holds such an interest.
                                    If so, you must contact the Corporate Ethics
                                    Office to determine whether or not you may
                                    accept the director officer position.

                                    Note: Equity held by PNC includes equity
                                    held for PNC's own account and equity PNC
                                    holds as a trustee or other fiduciary.
                                    Equity interests may also include options,
                                    convertible debt and other instruments.

                                       51

CERTAIN ADDITIONAL             By serving as a director officer in an outside
 RESPONSIBILITIES              organization, you will also have certain
                               responsibilities to that organization. You should
                               be sure that you understand and comply with those
                               responsibilities.

                                 There may be occasions where contracts or
                                 transactions involving PNC are discussed or
                                 decided by that outside organization (e.g., the
                                 outside organization is interested in obtaining
                                 a loan from PNC or in engaging PNC as a trustee
                                 of a plan, program or fund, such as a pension
                                 plan or an endowment fund). In these instances,
                                 after disclosing your relationship with PNC,
                                 you should not participate in such discussions
                                 or in the decision-making process. If you are a
                                 director of the outside organization, you
                                 should ask the Board secretary to reflect in
                                 the meeting minutes that you did not
                                 participate in the discussions and did not vote
                                 on that matter because of your relationship
                                 with PNC.

DATE COLLECTION                PNC may collect information related to director
                               officer positions held by PNC employees in
                               outside organizations from you for marketing or
                               other business purposes. Neither a request for
                               information related to outside director officer
                               positions nor an employee response to such a
                               request will mean or imply that the employee is
                               serving in such position(s) at the request of
                               PNC.

EXCEPTIONS                     Any exceptions or amendments to this Policy must
                               be approved by the PNC Ethics Policy Committee or
                               the Director of Compliance or as otherwise
                               provided in this Policy.

                                       52

                            PNC PUBLIC OFFICE POLICY

INTRODUCTION                   The purpose of the PNC Public Office Policy
                               ("Policy") is to establish certain rules for
                               employees who campaign for or seek appointment to
                               a public office, who serve as public officials,
                               or who serve as members of another candidate s
                               political campaign committee ("public office
                               positions"). This Policy applies to all public
                               office positions you currently hold as well as to
                               any future positions and should be read together
                               with the entire PNC Code of Ethics. It is your
                               responsibility to understand and comply with this
                               Policy and the PNC Code of Ethics.

                                 If you have any questions regarding this
                                 Policy, you should contact your manager, your
                                 Human Resources (HR) representative, the
                                 Corporate Ethics Office, or any of the Key
                                 Contacts identified in the Addendum to the PNC
                                 Code of Ethics. References to "PNC: apply to

                                 The PNC Financial Services Group, Inc. and or
                                 its subsidiaries.

GENERAL RULES                  SERVICE IN PUBLIC OFFICE POSITION IS NOT AT THE
                               REQUEST OF PNC. EMPLOYEES WISHING TO SERVE IN A
                               PUBLIC OFFICE POSITION ARE NOT REQUIRED TO
                               PROVIDE NOTIFICATION TO OR OBTAIN APPROVAL FROM
                               PNC. HOWEVER, THE FOLLOWING RULES APPLY:

GENERAL                          + You may not serve if your involvement would
                                   interfere with or impede your ability to
                                   perform your job duties and responsibilities
                                   at PNC.

                                   + You may not serve if your involvement would
                                     create a conflict with, or be reasonably
                                     perceived as conflicting with, the
                                     interests of PNC. If you accept a public
                                     office position and a conflict of interest
                                     (actual or perceived) develops, you may be
                                     required to leave your public office
                                     position or to resign your position with
                                     PNC.

                                   + You may not represent or act on behalf of
                                     PNC in connection with any matter or
                                     transaction between PNC and your campaign,
                                     the governmental entity you serve, or the
                                     campaign of any other political candidate
                                     for which you are a member of the political
                                     campaign committee.

WHILE YOU ARE CAMPAIGNING        + Before beginning a campaign for public office
 FOR OR SEEKING APPOINTMENT        or accepting such position, you must receive
 TO A PUBLIC OFFICE OR             confirmation from the solicitor or other
 SERVING AS A MEMBER OF            counsel for the governmental entity that your
 ANOTHER CANDIDATE'S               service as a public official would not
 POLITICAL CAMPAIGN                prevent PNC from doing business with that
 COMMITTEE                         governmental entity.

                                   + All correspondence concerning campaign
                                     business, including but not limited to,
                                     campaign, fundraising, must be on campaign
                                     letterhead exclusively and may not contain
                                     any reference to your status as a PNC
                                     employee other than to factually state your
                                     employment history.

                                   + Your may not engage in campaign business
                                     during working hours. To avoid any
                                     appearance of sponsorship or endorsement.

                                       53

                                     PNC's name may not be used in any campaign
                                     material or in any fundraising activities,
                                     other than to factually state your
                                     employment history.

                                   + You may not take a paid leave of absence to
                                     work on your or another candidate's
                                     campaign, except earned vacation time. If
                                     you take an unpaid leave of absence, either
                                     you or the campaign must promptly reimburse
                                     PNC for any benefits (e.g., insurance)
                                     provided by PNC to you during that leave of
                                     absence

                                   + You may not solicit contributions from any
                                     employee of PNC Capital Markets or any
                                     other PNC employee without the first
                                     obtaining preclearance from the PNC Legal
                                     Department.

                                   + Your campaign (or the campaign you are
                                     serving) may not use PNC's facilities,
                                     equipment, supplies or personnel in
                                     connection with the campaign effort.
                                     Volunteer efforts conducted after working
                                     hours off PNC premises are permitted, but
                                     PNC equipment and supplies may not be used
                                     in such efforts.

                                   + You may not direct or coerce any PNC
                                     employee to provide services to a campaign
                                     or make the provision of such services a
                                     condition of employment. You may not ask
                                     PNC employees to work on your or another
                                     candidate's campaign, even on a volunteer
                                     basis, unless you have obtained
                                     perclearance from the PNC Legal Department.

                                   + PNC does not make political contributions
                                     to any candidate or campaign committee. You
                                     must therefore avoid any circumstance
                                     involving the use of PNC facilities or
                                     personnel that could be interpreted as an
                                     in-kind corporate contribution to a
                                     campaign.

WHILE SERVING AS A PUBLIC        + You may not solicit business between PNC
 OFFICIAL                          and any governmental entity of which you
                                   are a public official.

                                   + If at any time you are contemplating a
                                     change in your PNC duties that would
                                     involve the municipal securities business
                                     undertaken by a PNC affiliate, you must
                                     have your situation reviewed by the PNC
                                     Legal Department before accepting any such
                                     position.

CERTAIN ADDITIONAL             By serving as a public official, you will also
 RESPONSIBILITIES              have certain responsibilities to the governmental
                               entry you serve. You should be sure that you
                               understand and comply with those
                               responsibilities.

                                 There may be occasions where contracts or
                                 transactions involving PNC are discussed or
                                 decided by the governmental entity you serve.
                                 In these instances, after disclosing your
                                 relationship with PNC, you should not
                                 participate in such discussions or in the
                                 decision-making process.

DATA COLLECTION                PNC may collect information related to public
                               office positions held by PNC employees from you
                               for various business purposes. Neither a request
                               for information related to public office
                               positions nor any

                                       54

                               employee response to such a request will mean or
                               imply that the employee is serving in such
                               position(s) at the request of, or as a
                               representative of PNC.

EXCEPTIONS                     Any exceptions or amendments to this Policy must
                               be approved by the PNC Ethics Policy Committee or
                               the Director of Compliance.

                                       55

                        KEY CONTACTS AND REFERENCE GUIDE

The Reporting Procedures outlined in PNC's Code of Ethics provide a number of individuals you may contact regarding notifications, prior approvals, report potential Code violations or concerns or any questions regarding the Code. This
Key Contacts and Reference Guide lists those persons you will be dealing with most frequently regarding Code matters and how to contact them, as well as resource materials and how to obtain them. You are encouraged to call anyone with whom you feel comfortable.

KEY CONTACTS: (For the most up-to-date Key Contacts list, please check online at
http://www.intraweb.pncbank.com and select "Code of Ethics" under Employee
Workbench.)

BUSINESS                        NAME OF CONTACT                 PHONE              FAX              MAIL STOP
------------------------------------------------------------------------------------------------------------------

HUMAN RESOURCES/EMPLOYEE RELATIONS REPRESENTATIVES
Employees working in:
------------------------------------------------------------------------------------------------------------------
BlackRock                      ROSEMARIE BRUNO             (212) 409-3155     (212) 409-3123      XX-R345-29-1
------------------------------------------------------------------------------------------------------------------
Corporate Bank/Treasury        JIM POPP                    (412) 768-2378     (412) 762-3985      P2-PTPP-02-1
Management
------------------------------------------------------------------------------------------------------------------
PNC Advisors/TPS               JUDI HAAS                   (412) 762-3433     (412) 705-3446      P2-PTPP-18-1
------------------------------------------------------------------------------------------------------------------
PNC Mortgage                   SHARON LAWRENCE             (847) 549-2830     (847) 549-2568      S1-S075-01-4
------------------------------------------------------------------------------------------------------------------
Regional Community Bank        MIKE GIVLER                 (215) 585-5835     (215) 585-8884      F2-F070-10-4
------------------------------------------------------------------------------------------------------------------
Staff Services                 MARILYN CRUMP               (412) 762-2193     (412) 762-2256      P2-PTPP-02-1
------------------------------------------------------------------------------------------------------------------
Employees in Other Areas       LINDA WILLIAMSON            (412) 762-5413     (412) 762-2256      P2-PTPP-02-1
------------------------------------------------------------------------------------------------------------------
SECURITY SERVICES
------------------------------------------------------------------------------------------------------------------
PNC Bank Helpline                                       1-800-937-4445 (select option #2 then #4)
------------------------------------------------------------------------------------------------------------------
Director of Corporate          JOHN P. ERICKSEN            (412) 762-7761     (412) 762-0726      P2-PTPP-06-1
Security Services
------------------------------------------------------------------------------------------------------------------
CORPORATE COMPLIANCE
For any matter under the Code:
------------------------------------------------------------------------------------------------------------------
Director, Corporate            EVA T. BLUM                 (412) 762-2748     (412) 705-0829      P1-POPP-22-2
Compliance/Risk Management &
Administrator of the Code
------------------------------------------------------------------------------------------------------------------
Sr. Compliance Manager         MICHELLE O. MANNING         (412) 762-8234     (412) 705-0829      P1-POPP-22-2
------------------------------------------------------------------------------------------------------------------
Code of Ethics Manager         PEG HOLMES                  (412) 762-8205     (412) 705-0829      P1-POPP-22-2
------------------------------------------------------------------------------------------------------------------
GENERAL COUNSEL
For any matter under the Code:
------------------------------------------------------------------------------------------------------------------
                               HELEN P. PUDLIN             (412) 762-7987     (412) 762-5920      P1-POPP-21-1
                               General Counsel             (215) 585-5174     (215) 585-8564      F5-F012-02-7

                                       56

--------------------------------------------------------------------------------
                                REFERENCE GUIDE

PNC CODE OF ETHICS FORMS - All Code Forms are available on PNC s Intraweb, Lotus
Notes or from your Human Resources Department. Sample copies of the forms are attached as Exhibit 1 to the Code.

FORM                                       DESCRIPTION
--------------------------------------------------------------------------------

Notification/Approval Form (Exhibit 1-A)   This form is used to provide
                                           notification or obtain approval under
                                           the Code. MATTERS WHICH REQUIRE
                                           NOTIFICATION OR PRIOR APPROVAL ARE
                                           SUMMARIZED IN SECTION 1.02 OF THE
                                           CODE.
--------------------------------------------------------------------------------
Form for Approval to Serve at the          This Form is used to obtain all
Request of PNC                             necessary approvals in accordance
(Exhibit 1-B)                              with the PNC Policy for Employees
                                           Holding Director and Officer
                                           Positions in Outside Profit and
                                           Non-Profit Organizations (attached as
                                           Exhibit to the Code).

HOW TO OBTAIN CORPORATE, BUSINESS OR DEPARTMENTAL POLICIES - References to
corporate, business or departmental policies are made throughout the Code. The person from whom you may obtain the policy or ask questions is referenced below.

                                         CODE SECTION/
POLICY                                      EXHIBIT                   CONTACT
--------------------------------------------------------------------------------------------------------------------

Bank Secrecy Act Policy                  Section 2.16            Chief Compliance Officer
                                                                 Regional Consumer Bank (302) 429-1775
--------------------------------------------------------------------------------------------------------------------
Community Reinvestment Act/Fair          Section 2.17            Corporate Compliance
Lending Compliance Statements                                    CRA Officer (412) 762-8234

--------------------------------------------------------------------------------------------------------------------
Customer Information Privacy Principles  Exhibit 5               Information Security Helpline
                                                                 1-800-937-4445 (Select Option #2, #1)
--------------------------------------------------------------------------------------------------------------------
Drug Abuse Policy                        Section 2.09.1          Employee Relations Representative (see prior page)
--------------------------------------------------------------------------------------------------------------------
Employee Expense Reimbursement Guide     Section 2.09.3          Employee Relations Representative (see prior page)
--------------------------------------------------------------------------------------------------------------------
Equal Employment Opportunity Policy      Section 2.06.1          Employee Relations Representative (see prior page)
--------------------------------------------------------------------------------------------------------------------
Information Security Policy Manual       Section 2.01            Information Security Helpline
                                                                 1-800-937-4445 (Select Option #2, #1)
--------------------------------------------------------------------------------------------------------------------
Insider Trading PolicyAll Employees      Exhibit 2               Chief Compliance Officer - General Regs
                                                                 (412) 762-8729
--------------------------------------------------------------------------------------------------------------------
   o  Brokerage Personal Securities      Exhibit 2               Director of Securities Compliance
      Trading Policy                                             Brokerage & Capital Markets (412) 768-8664
--------------------------------------------------------------------------------------------------------------------
   o  Asset Management/Trust Personal    Exhibit 2               Chief Compliance Officer - PNC Advisors
      Securities Trading Policy                                  (213) 585-8108
--------------------------------------------------------------------------------------------------------------------
Lobbying Policy                          Section 2.11            Senior Counsel (412) 762-1901
--------------------------------------------------------------------------------------------------------------------
MSRB Rule G-37 Policy                    Section 2.10            Director of Securities Compliance
                                                                 Brokerage & Capital Markets (412) 768-8664
--------------------------------------------------------------------------------------------------------------------
Product Tying Restrictions               Section 2.07            Chief Compliance Officer - General Regs
                                                                 (412) 762-8729
--------------------------------------------------------------------------------------------------------------------
Records Retention Policy                 Section 2.14            Information Security Helpline
                                                                 1-800-937-4445 (Select Option #2, #1)
--------------------------------------------------------------------------------------------------------------------
Regulation O Policy                      Section 2.05.12         Chief Compliance Officer - General Regs
                                                                 (412) 762-8729

                                       57